UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Michaels Stores, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063
May 12, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Michaels Stores, Inc. to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, June 16, 2005, at 10:30 a.m., central daylight savings time.
      The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, stockholders will consider and vote upon the election of six members to the Board of Directors, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and the approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan.
      Certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.
      We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy.

Sincerely,

Charles J. Wyly, Jr.
Chairman of the Board

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 16, 2005
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Michaels Stores, Inc. will be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, June 16, 2005, at 10:30 a.m., central daylight savings time, for the following purposes:

(1)	To elect six members to our Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

(2)	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005;

(3)	To approve the Michaels Stores, Inc. 2005 Incentive Compensation Plan; and

(4)	To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.
      Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.
      The close of business on April 25, 2005 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours at our offices located at 8000 Bent Branch Drive, Irving, Texas 75063.
      We urge stockholders to complete, date, sign and return the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States.

By Order of the Board of Directors,

Mark V. Beasley
Secretary
Irving, Texas
May 12, 2005

PROXY STATEMENT

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063
PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 16, 2005

GENERAL QUESTIONS AND ANSWERS

Q:	When is the Proxy Statement being mailed?

A:	This Proxy Statement is first being mailed on or about May 12, 2005 to our stockholders by our Board of Directors to solicit proxies for our use at the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Thursday, June 16, 2005, at 10:30 a.m., central daylight savings time, at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038.

Q:	Who may attend the Annual Meeting?

A:	All of our stockholders may attend the Annual Meeting.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on April 25, 2005 are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:	On what am I voting?

A:	You will be voting on:

•	The election of six members to our Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005;

•	The approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan; and

•	Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q:	How do I vote?

A:	You may vote by either attending the Annual Meeting or signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card without delay.

All shares represented by valid proxies, unless the stockholder otherwise specifies, will be voted:

•	“FOR” the election of each of the persons identified in “Proposal For Election of Directors” as nominees for election as directors;

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005;

•	“FOR” the approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan; and

•	At the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting.

If you properly specify how your proxy is to be voted, your proxy will be voted accordingly. If you sign and send in your proxy but do not indicate how you want to vote, your proxy will be counted as a vote for each of the nominees for election as directors, for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005 and for the approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan.

Q:	If I abstain from voting or withhold authority to vote on any proposal or withhold authority to vote for any director nominee, will my shares be counted in the vote?

A:	If you abstain from voting on the Proposal For Election of Directors, your shares will not be counted in the vote for any director nominee, and if you withhold authority to vote for any director nominee, your shares will not be counted in the vote for that nominee. If you abstain from voting or withhold authority to vote on the Proposal For Ratification of the Selection of our Independent Registered Public Accounting Firm, your shares will not be counted in the vote for that proposal. If you abstain from voting or withhold authority to vote on the Proposal For the Approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan, your shares will not be counted in the vote for that proposal.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by “broker non-votes” will, however, be counted in determining whether there is a quorum. If you are a beneficial stockholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the Proposal For Election of Directors and the Proposal For Ratification of our Independent Registered Public Accounting Firm even if the broker does not receive voting instructions from you. Under the New York Stock Exchange rules, your broker may not vote your shares on the Proposal For the Approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan absent specific voting instructions from you. Without your voting instructions on this item a broker non-vote will occur.

Q:	Can I change my vote after I mail my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy by:

•	delivering, no later than 5:00 p.m., central daylight savings time, on June 15, 2005, written notice of revocation to Computershare Investor Services, L.L.C., 3020 Legacy Drive, Suite 100-307, Plano, Texas 75023; or

•	attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy— you must also vote in person at the Annual Meeting.

If you instruct a broker to vote your shares, you must follow your broker’s directions for changing those instructions.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.

Q:	Who will count the vote?

A:	Representatives of Computershare Investor Services, L.L.C., our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum?

A:	As of April 25, 2005, the record date, 135,277,919 shares of our common stock were issued and outstanding. A majority of the issued and outstanding shares present or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then your shares will be counted as part of the quorum. Abstentions or votes that are withheld on any matter will be counted towards a quorum but will be excluded from the vote relating to the particular matter under consideration. Broker non-votes will be counted towards a quorum but will be excluded from the vote with respect to the matters for which they are applicable.

Q:	What is the required vote for election of each director?

A:	The required vote for election of each director is a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting. Therefore, the six nominees receiving the highest number of votes will be elected.

Q:	What is the required vote for ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005?

A:	The approval of the holders of a majority of the total number of outstanding shares of our common stock present or represented by proxy at the Annual Meeting and actually voted on the proposal is necessary to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005. However, pursuant to the Audit Committee Charter, our Audit Committee has sole authority to appoint our independent registered public accounting firm, and our Audit Committee will not be bound by the ratification of, or failure to ratify, the selection of Ernst & Young LLP. The Audit Committee will, however, consider any failure to ratify the selection of Ernst & Young LLP in connection with the appointment of our independent registered public accounting firm the following fiscal year.

Q:	What is the required vote for approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan?

A:	The approval of the holders of a majority of the total number of outstanding shares of our common stock present or represented by proxy at the Annual Meeting and actually voted on the proposal is necessary to approve the Michaels Stores, Inc. 2005 Incentive Compensation Plan. As a result, abstentions from this vote, withheld authority to vote and broker non-votes will not be counted in determining the number of shares necessary for approval.

Q:	How much will this proxy solicitation cost?

A:	We have hired Morrow & Co., Inc. to assist us in the distribution of proxy materials and solicitation of votes at a cost of approximately $7,500, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services. In addition to the use of the mail, proxies may be solicited personally or by telephone by employees of Michaels or Morrow & Co.

PROPOSAL FOR ELECTION OF DIRECTORS
      Our Board of Directors has six members, a majority of whom are independent directors. All directors serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until the earlier of their resignation, death or removal. In order to be elected as a director, a nominee must receive a plurality of the votes of the shares of common stock having voting power present or represented by proxy at the Annual Meeting.
      Our Governance and Nominating Committee has recommended, and our Board has approved, the nomination of the six nominees listed below. The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote proxies for a substitute nominee or nominees. Proxies cannot be voted for more than six nominees.
      Set forth below is information as to the nominees for election at the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other public companies.

Name	Age	Position

Charles J. Wyly, Jr.	71	Chairman of the Board of Directors
Sam Wyly	70	Vice Chairman of the Board of Directors
Richard E. Hanlon (1)	57	Director
Richard C. Marcus (2)	66	Director
Liz Minyard (3)	51	Director
Cece Smith (4)	60	Director

(1)	Member of the Compensation Committee and the Governance and Nominating Committee.

(2)	Member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

(3)	Member of the Audit Committee and the Compensation Committee.

(4)	Member of the Audit Committee and the Governance and Nominating Committee.
      Mr. Charles J. Wyly, Jr. became a director of Michaels in 1984. He served as Vice Chairman of the Board of Michaels from 1985 until 2001 when he became Chairman of the Board. He co-founded Sterling Software, Inc., a worldwide supplier of software products, in 1981 and, until its acquisition in 2000 by another company, had served as a director and since 1984 as Vice Chairman of the Board. Mr. Wyly served as a director of Sterling Commerce, Inc., a worldwide provider of electronic commerce software and services, from December 1995 until its acquisition in 2000 by another company. Mr. Wyly was a director of Scottish Annuity & Life Holdings, Ltd., a variable life insurance and reinsurance company, from October 1998 until November 2000. Mr. Wyly served from 1964 to 1975 as an officer and director, including serving as President from 1969 to 1973, of University Computing Company. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board of that company from 1968 to 1980. He was also a founding partner of Maverick Capital, Ltd., a manager of equity hedge funds.
      Mr. Sam Wyly has served as Vice Chairman of the Board of Michaels since July 2001 and a director of Michaels since 1984. He served as Chairman of the Board from 1984 until July 2001. Mr. Wyly is an entrepreneur and investor who has created and managed several public and private companies. He was a manager of Ranger Capital, Ltd., a Dallas-based hedge fund management company, from November 2001 until June 2004. He founded Maverick Capital, Ltd., another hedge fund manager, in 1990. Mr. Wyly is also a director of Green Mountain Energy Company, a clean energy provider. He founded University Computing Company, which became one of the first computer utility networks and one of the first software product companies. He was a founder and, until its acquisition in 2000 by another company, was

Chairman and a director of Sterling Software, Inc. He also was Chairman of the Executive Committee and a director of Sterling Commerce, Inc., until its acquisition in 2000 by another company, and was Chairman and a director of Scottish Annuity & Life Holdings, Ltd. from October 1998 until June 2000.
      Mr. Hanlon has served as a director of Michaels since April 1990. He retired as Senior Vice President— Investor Relations from AOL Time Warner, Inc. in September 2002, having held that position since January 2001 when that media and communications company was formed. From February 1995 until January 2001, he was a senior executive of America Online, Inc., the world’s largest provider of Internet online services. From March 1993 until February 1995, Mr. Hanlon was President of Hanlon & Co., which provided consulting services in shareholder and investor relations, and from 1988 until 1993 was Vice President— Corporate Communications and Secretary of LEGENT Corporation, a major enterprise software company.
      Mr. Marcus became a director of Michaels in July 1999. He currently serves as a management consultant to various organizations and, since January 1997, has served as Senior Advisor to Peter J. Solomon Company, an investment banking company. From December 1994 through December 1995, Mr. Marcus served as Chief Executive Officer of Plaid Clothing Group, a manufacturer of men’s tailored clothing. Prior to these activities, Mr. Marcus was with Neiman Marcus for 27 years and served as Chairman and Chief Executive Officer from 1979 through 1988. He is currently the Chairman of the Board of Zale Corporation.
      Ms. Minyard became a director of Michaels in March 2002. From 1988 to 2004, Ms. Minyard served as Co-Chairman of the Board and, from 1998 to 2004, as Co-Chief Executive Officer of Minyard Food Stores, Inc., a retail grocer. She is currently an advisory director to TXU Corp.
      Ms. Smith became a director of Michaels in October 2002. She is Managing General Partner of Phillips-Smith-Machens Venture Partners, a venture capital firm that invests in retail and consumer businesses and that she co-founded in 1986. She is currently on the board of directors of Brinker International, Inc. Ms. Smith served as a director from 1992 to 1997 and as Chairman from 1994 to 1996 of the Federal Reserve Bank of Dallas.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP
      The following table presents information regarding the number of shares of Michaels common stock beneficially owned as of March 31, 2005 by each of Michaels’ directors and Named Executives (as defined in the section of this Proxy Statement entitled “Management Compensation — Summary Compensation Table”), and the current directors and executive officers of Michaels as a group. In addition, the table presents information about each person or entity known to Michaels to beneficially own 5% or more of Michaels common stock. Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares. The percentage of beneficial ownership for our directors and executive officers, both individually and as a group, is calculated based on 136,680,719 shares of Michaels common stock outstanding as of March 31, 2005.

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)	of Class

Charles J. Wyly, Jr.	6,045,818 (2)	4.4%
Sam Wyly	4,794,494 (3)	3.5%
Richard E. Hanlon	237,600 (4)	*
Richard C. Marcus	189,000 (5)	*
Liz Minyard	140,000 (6)	*
Cece Smith	105,000 (7)	*
R. Michael Rouleau	888,206 (8)	*
Jeffrey N. Boyer	59,722 (9)	*
Edward F. Sadler	66,667 (10)	*
Gregory A. Sandfort	17,485 (11)	*
Douglas B. Sullivan	35,389 (12)	*
Ronald S. Staffieri	0 (13)	*
Capital Research and Management Company	20,470,000 (14)	15.2%
333 South Hope Street
Los Angeles, California 90071
Wellington Management Company, LLP	13,084,395 (15)	9.7%
75 State Street
Boston, Massachusetts 02109
Putnam, LLC d/b/a Putnam Investments	8,309,196 (16)	6.2%
One Post Office Square
Boston, Massachusetts 02109
First Pacific Advisors, Inc.	7,237,400 (17)	5.4%
11400 West Olympic Boulevard
Suite 1200
Los Angeles, California 90064
Barclays Global Investors, NA	7,174,953 (18)	5.3%
45 Freemont Street
San Francisco, California 94105
All current directors and executive officers as a group (10 persons)	12,543,992 (19)	9.0%

*	Less than one percent.

(1)	Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. Unless otherwise indicated, the number of shares shown includes outstanding shares of common stock owned as of March 31, 2005 by the person indicated and shares underlying options owned by such person on March 31, 2005 that are exercisable within 60 days of that date. Persons holding shares of common stock pursuant to the Michaels Stores, Inc. Employees 401(k) Plan, as amended and restated, have sole voting power and investment power with respect to such shares. Shares of Michaels common stock and options to acquire shares of Michaels common stock set forth in this table have each been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004.

(2)	Includes 774,999 shares under options; 760,410 shares held of record by Stargate, Ltd. (a limited partnership, the general partner of which is a trust of which Mr. Wyly is one of the trustees); 410,208 shares held of record by Shadywood USA, Ltd. (a limited partnership of which Mr. Wyly is a general partner); and 1,090,268 shares held of record by family trusts of which Mr. Wyly is the trustee. The number of shares in the table also includes 2,867,204 shares held by subsidiaries of certain non-U.S. trusts of which Mr. Charles J. Wyly, Jr. and certain of his family members are direct or contingent beneficiaries. Mr. Wyly filed an amended Schedule 13D with the Securities and Exchange Commission on April 8, 2005 stating that he may be deemed to be the beneficial owner of the shares held in the subsidiaries of those non-U.S. trusts. It is unclear in the Schedule 13D whether or to what extent Mr. Wyly exercises voting and/or investment power with respect to the shares held in the subsidiaries of the non-U.S. trusts.

(3)	Includes 474,999 shares under options; 400,000 shares held of record by Tallulah, Ltd. (a limited partnership of which Mr. Wyly is the general partner); and 299,144 shares held of record by family trusts of which Mr. Wyly is the trustee. 28,040 shares of Michaels common stock held by Mr. Wyly’s spouse are not included in the total number of shares beneficially owned by Mr. Wyly. The number of shares in the table also includes 2,052,000 shares held by subsidiaries of certain non-U.S. trusts of which Mr. Sam Wyly and certain of his family members are direct or contingent beneficiaries. Mr. Wyly filed an amended Schedule 13D with the Securities and Exchange Commission on April 8, 2005 stating that he may be deemed to be the beneficial owner of the shares held in the subsidiaries of those non-U.S. trusts. It is unclear in the Schedule 13D whether or to what extent Mr. Wyly exercises voting and/or investment power with respect to the shares held in the subsidiaries of the non-U.S. trusts.

(4)	Includes 175,000 shares under options and 20,334 shares held of record by a family trust of which Mr. Hanlon is a co-trustee.

(5)	Includes 175,000 shares under options.

(6)	Includes 140,000 shares under options.

(7)	Includes 105,000 shares under options.

(8)	Includes 749,999 shares under options.

(9)	Includes 59,722 shares under options.

(10)	Includes 66,667 shares under options.

(11)	Includes 16,666 shares under options.

(12)	Includes 33,333 shares under options.

(13)	Mr. Staffieri resigned from Michaels on August 11, 2004.

(14)	Based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission, dated February 14, 2005, Capital Research and Management Company, an investment advisor, has the sole power to dispose or direct the disposition of 20,470,000 shares of common stock, but has no power to vote or direct the vote of such shares.

(15)	Based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission, dated February 14, 2005, Wellington Management Company, LLP, an investment advisor, shares the power to vote or direct the vote of 10,785,825 shares of common stock and shares the power to dispose or direct the disposition of 13,084,395 shares of common stock.

(16)	Based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission, dated February 10, 2005, Putnam, LLC d/b/a Putnam Investments, an investment advisor, along with its parent and certain of its affiliates in their various capacities, shares the power to vote or direct the vote of 865,776 shares of common stock and shares the power to dispose or direct the disposition of 8,309,196 shares of common stock.

(17)	Based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission, dated February 9, 2005, First Pacific Advisors, Inc., an investment advisor, shares the power to vote or direct the vote of 2,780,000 shares of common stock and shares the power to dispose or direct the disposition of 7,237,400 shares of common stock.

(18)	Based on a Schedule 13G filed with the Securities and Exchange Commission, dated February 14, 2005, Barclays Global Investors, NA, a bank, along with certain of its affiliates in their various capacities, has the sole power to vote or direct the vote of 6,371,935 shares of common stock and has the sole power to dispose or direct the disposition of 7,174,953 shares of common stock.

(19)	Includes 2,738,052 shares under options. Group does not include certain Named Executives that were no longer executive officers of Michaels on March 31, 2005. The number of shares also includes (i) 2,867,204 shares held by subsidiaries of certain non-U.S. trusts of which Mr. Charles J. Wyly, Jr. and certain of his family members are direct or contingent beneficiaries, and (ii) 2,052,000 shares held by subsidiaries of certain non-U.S. trusts of which Mr. Sam Wyly and certain of his family members are direct or contingent beneficiaries.

CORPORATE GOVERNANCE
      Our Board is responsible for providing effective governance over Michaels’ affairs. Michaels’ corporate governance practices are designed to align the interests of the Board and management with those of Michaels’ stockholders and to promote honesty and integrity throughout the company. Highlights of Michaels’ corporate governance practices are described below.
      A copy of the current charter, as approved by our Board, for each of our Audit Committee, Governance and Nominating Committee and Compensation Committee and a copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our Internet website at www.michaels.com under “Corporate Information.” Copies are also available to stockholders upon request from our Investor Relations Department. Furthermore, we will post any amendments to our Code of Business Conduct and Ethics, or waivers of the Code for our directors or executive officers, on our Internet website at www.michaels.com under “Corporate Information.”
Stockholder Communications with the Board
      Stockholders may communicate with the Board by mail, with the envelope containing the communication addressed as follows: Board Communication, c/o Secretary, Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063. Michaels’ Secretary will review all such communications and will, within a reasonable period of time after receiving the communications, forward all such communications to the Chairman of the Board, other than those communications that are merely solicitations for products or services or relate to matters that are of a type which render them improper or irrelevant to the functioning of the Board and Michaels. The Chairman of the Board will relay to the full Board those communications that have been forwarded to him.
Board and Committee Matters
      During fiscal 2004, our Board held 10 meetings and acted by unanimous written consent seven times. In addition to meetings of the full Board, directors attended meetings of Board committees. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served. Michaels expects its directors to attend its annual meetings of stockholders. In 2004, all members of the Board attended the annual meeting of stockholders.
Director Independence
      Our Corporate Governance Guidelines require that a majority of the members of our Board of Directors satisfy the independence requirements set forth in the rules of the New York Stock Exchange. In 2005, our Board adopted revised categorical independence standards for determining the independence of our directors to address certain clarifying amendments made to the director independence requirements of the New York Stock Exchange in November 2004. The revised standards provide that an independent director is a director who:

•	is not, nor has been within the three years preceding the date of the independence determination, an employee of Michaels, and none of his or her immediate family members is, or has been within the three years preceding the date of the independence determination, an executive officer of Michaels;

•	has not received, and none of his or her immediate family members has received, during any twelve-month period within the three years preceding the date of the independence determination, more than $100,000 in direct compensation from Michaels, (i) other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (ii) excluding compensation received by a director for former service as an interim Chairman or CEO or other executive officer of Michaels, and (iii) excluding compensation received by an immediate family member for service as a non-executive employee of Michaels;

•	is not a current partner or employee, and none of his or her immediate family members is currently a partner, of a firm that is Michaels’ internal or external auditor;

•	does not have an immediate family member who is a current employee of a firm that is Michaels’ internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	was not, and none of his or her immediate family members was, within the three years preceding the date of the independence determination (but is no longer), a partner or employee of a firm that is Michaels’ internal or external auditor and personally worked on Michaels’ audit within that time;

•	is not, nor has been, and none of his or her immediate family members is, or has been, within the three years preceding the date of the independence determination, employed as an executive officer of another company where any of Michaels’ present executive officers at the same time serves or served on that company’s compensation committee; and

•	is not a current employee, and none of his or her immediate family members is currently an executive officer, of a company (other than a tax exempt organization) that has made payments to, or received payments from, Michaels for property or services in an amount which, in any of the three fiscal years preceding the date of the independence determination, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
      The categorical independence standards also provide that, in making a determination regarding a director’s independence, any interest or relationship of a director of a type described in Item 404 of Regulation S-K that is not required to be disclosed pursuant to Item 404 shall be presumed not to be inconsistent with the independence of such director, except to the extent otherwise expressly provided with respect to a particular interest or relationship in the rules established by the New York Stock Exchange.
      Our Board has determined that each of our four independent directors, Richard E. Hanlon, Richard C. Marcus, Liz Minyard and Cece Smith, meets the categorical independence standards set forth above.
Meetings of Non-Management and Independent Directors
      Our Corporate Governance Guidelines require our non-management directors to meet at regularly scheduled executive sessions without management. The Guidelines further provide that the position of presiding director for executive sessions of non-management directors shall be rotated for each meeting among the non-management directors on an alphabetical basis. If one or more non-management directors do not satisfy applicable independence requirements set forth in the rules of the New York Stock Exchange and under applicable law, then at least once each year an executive session including only independent directors will be held. Stockholders may communicate with the non-management directors by mail, with the envelope containing the communication addressed as follows: Non-Management Directors, c/o Secretary, Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063. Michaels’ Secretary will review all such communications and will, within a reasonable period of time after receiving the communications, forward all such communications to the non-management directors, other than those communications that are merely solicitations for products or services or relate to matters that are of a type which render them improper or irrelevant to the functioning of the Board and Michaels.
Board Committees
      As required by our Corporate Governance Guidelines, our Board has three active standing committees, each of which is required by its charter to consist of no fewer than three directors satisfying the applicable current independence criteria of the New York Stock Exchange. The three members of the Governance and Nominating Committee are Richard C. Marcus (Chairman), Richard E. Hanlon and Cece Smith. The three members of the Compensation Committee are Richard E. Hanlon (Chairman), Richard C. Marcus and Liz Minyard. The three members of the Audit Committee are Cece Smith (Chairman), Richard C. Marcus and Liz Minyard.

Governance and Nominating Committee
      Michaels believes that placing the responsibility for nominating directors in the hands of an independent committee, along with charging that committee with the responsibility of taking a leadership role in shaping Michaels’ corporate governance matters, enhances the independence and quality of its Board and of its corporate governance practices. Therefore, under the terms of its amended and restated charter, the Governance and Nominating Committee is charged with the responsibility of identifying individuals qualified to become Board members by recommending to the Board candidates to fill vacancies and newly-created positions on the Board and recommending to the Board director nominees for election by the stockholders at the annual meeting of stockholders, including recommendations as to whether incumbent members of the Board should be nominated for re-election to the Board. The Governance and Nominating Committee reviews the qualifications of, and makes recommendations to the Board concerning, director nominees submitted by stockholders. At any annual meeting, stockholders may nominate a person for election as a director but only upon notice to the Secretary of Michaels given in accordance with the notice provisions in Michaels’ Restated Certificate of Incorporation.
      The Governance and Nominating Committee has also adopted policies and procedures by which Michaels’ stockholders may submit director candidates to the Governance and Nominating Committee for consideration. If the Governance and Nominating Committee receives, by a date not later than the 120th calendar day before the anniversary of the date that Michaels’ proxy statement was released to its stockholders in connection with its previous year’s annual meeting, a recommendation for a director nominee (a “Director Candidate”) from a stockholder or group of stockholders that beneficially owned more than 5% of Michaels’ outstanding common stock for at least one year as of the date of the recommendation, then such Director Candidate will be considered and evaluated by the Governance and Nominating Committee for the annual meeting immediately succeeding the date that proper written notice was timely delivered to and received by the Governance and Nominating Committee. Where the date of Michaels’ annual meeting of stockholders changes by more than 30 calendar days from the previous year’s annual meeting, such written notice of the recommendation for the Director Candidate will be considered timely if, and only if, it is received by the Governance and Nominating Committee no later than the close of business on the 10th calendar day following the first day on which notice of the date of the upcoming annual meeting is publicly disclosed by Michaels, unless such notice specifies a different date for stockholder recommendations for a Director Candidate to be timely.
      Written notice from an eligible stockholder or group of eligible stockholders to the Governance and Nominating Committee recommending a Director Candidate must contain or be accompanied by:

•	proof that the stockholder or group of stockholders submitting the recommendation has beneficially owned, for the required one-year period, a number of shares of Michaels common stock necessary to qualify the stockholder or group of stockholders to make such a recommendation;

•	a written statement that the stockholder intends, or group of stockholders intend, to continue to beneficially own the number of shares of Michaels common stock necessary to qualify such stockholder or group of stockholders to make a Director Candidate recommendation through the date of the next annual meeting of the stockholders of Michaels;

•	the name of each stockholder submitting the Director Candidate for consideration, the name of the individual recommended as a Director Candidate, and the written consent of each such stockholder and the Director Candidate to be publicly identified, and with respect to the Director Candidate, a written consent agreeing to (i) be named in Michaels’ proxy materials and (ii) serve as a member of the Board (and any committee of the Board to which the Director Candidate is assigned to serve by the Board) if elected;

•	with respect to the Director Candidate, his or her name, age, business and residential address, principal occupation or employment, number of shares of Michaels common stock beneficially owned, a resume or similar document detailing personal and professional experiences and accomplishments, and all other information relating to the Director Candidate that would be required to be disclosed in a proxy statement or other filing made in connection with the solicitation of proxies for the election of directors pursuant to the Securities Exchange Act of 1934, the rules of the Securities and Exchange Commission and the listing requirements and other criteria of the New York Stock Exchange; and

•	a written statement that each submitting stockholder and the Director Candidate will make available to the Governance and Nominating Committee all information reasonably requested in connection with the Governance and Nominating Committee’s evaluation of the Director Candidate.

      To ensure flexibility with respect to the director nominee evaluation process, the Governance and Nominating Committee has not established specific, minimum qualifications that an individual must meet in order to become a member of the Board. However, the Governance and Nominating Committee believes that Michaels is best served when the members of the Board:

•	provide the Board with a variety of experiences and backgrounds to draw from;

•	exhibit strong leadership in their particular field or area of expertise;

•	possess the ability to exercise sound business judgment;

•	have strong educational backgrounds or equivalent life experiences;

•	have substantial experience both in the business community and outside the business community;

•	contribute positively to the existing collaborative culture among Board members;

•	represent the best interests of all of Michaels’ stockholders and not just one particular constituency;

•	have experience as a senior manager, executive or director of an organization of significant size, complexity or prominence (or experience with such an organization in a similar capacity, however designated);

•	consistently demonstrate integrity and ethics in their personal and professional life; and

•	have the time and ability to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and the committee or committees of which they are a member.
      The Governance and Nominating Committee is also charged with the responsibility of developing and recommending corporate governance principles applicable to Board members and Michaels’ employees. The Governance and Nominating Committee Charter requires the committee to develop and recommend guidelines for that purpose consistent with federal and state law and the rules of the Securities and Exchange Commission and the New York Stock Exchange, giving appropriate attention to “best corporate governance practices.” In response to that requirement, the Governance and Nominating Committee developed and recommended, and the Board has adopted, the amended and restated Corporate Governance Guidelines available on our Internet website. The Governance and Nominating Committee also (i) oversees the evaluation of the performance of the Board and Michaels’ management against the Corporate Governance Guidelines, and (ii) reviews possible conflicts of interest. During fiscal 2004, the Governance and Nominating Committee met three times and acted by unanimous written consent once.
Compensation Committee
      To further enhance the effectiveness of Michaels’ corporate policies and practices, under the terms of its amended and restated charter, the Compensation Committee reviews, approves and administers Michaels’ policies, programs, procedures and objectives for compensating its executive officers. The Compensation Committee determines and approves the compensation of Michaels’ Chief Executive Officer and reports that determination to the Board. The Compensation Committee also reviews and approves the compensation levels of all other executive officers. In addition to these compensation determinations, the Compensation Committee makes recommendations to the Board with respect to the approval and adoption of all cash- and equity-based incentive compensation plans in which any of Michaels’ executive officers participate. The Compensation Committee reviews Board compensation policies, but only the Board may determine compensation for directors. The Compensation Committee acts as the committee of the Board that administers the 1997 Employees Stock Purchase Plan, 1997 Stock Option Plan, 2001 Employee Stock Option Plan and 2001 General Stock Option Plan. With respect to the 1997 Stock Option Plan, the 2001 Employee Stock Option Plan and the 2001 General Stock Option Plan, the Compensation Committee has the power to grant options under those plans. Additionally, with respect to the 1997 Stock Option Plan, the Compensation Committee determines when options will be exercisable under that plan. During fiscal 2004, the Compensation Committee met seven times and acted by unanimous written consent 13 times.
Compensation Committee Interlocks and Insider Participation
      During fiscal 2004, Richard E. Hanlon, Richard C. Marcus and Liz Minyard served as members of the Compensation Committee. None of the members of the Compensation Committee (i) was an officer or employee of Michaels during the fiscal year, (ii) was formerly an officer of Michaels, or (iii) had any relationships requiring disclosure by Michaels under the Securities and Exchange Commission’s rules with respect to certain relationships and related party transactions. Furthermore, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Audit Committee
      Our Audit Committee Charter requires that all members of the Audit Committee satisfy the independence criteria of the New York Stock Exchange and the Securities Exchange Act of 1934 and all rules and applicable standards promulgated by the New York Stock Exchange or the Securities and Exchange Commission. The charter also requires that the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange rules, that at least one Audit Committee member satisfy the accounting or related financial management expertise standards of the New York Stock Exchange rules and that at least one Audit Committee member satisfies the criteria for an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission rules. All three members of the Audit Committee meet (i) the independence requirements and the financial literacy requirements of the New York Stock Exchange and (ii) the independence requirements of the Securities Exchange Act of 1934. Our Board has determined that Cece Smith, the Chairman of the Audit Committee, satisfies the accounting or related financial management expertise standards of the New York Stock Exchange and satisfies the criteria adopted by the Securities and Exchange Commission to serve as the “audit committee financial expert” of Michaels.
      Under its charter, the Audit Committee is generally responsible for overseeing Michaels’ financial reporting process and assists the Board in fulfilling the Board’s oversight responsibilities with respect to: (i) the integrity of Michaels’ financial statements; (ii) Michaels’ compliance with legal and regulatory requirements; (iii) the qualifications and independence of Michaels’ independent registered public accounting firm; and (iv) the performance of the independent registered public accounting firm and of Michaels’ internal audit function. In fulfilling its obligations, the Audit Committee directly appoints, retains, terminates and determines the compensation of Michaels’ independent registered public accounting firm. The Audit Committee is also responsible for the resolution of disagreements between management and the independent registered public accounting firm along with the pre-approval and approval of all audit and non-audit engagement fees, terms and services with the independent registered public accounting firm in a manner consistent with the Sarbanes-Oxley Act of 2002 and all rules and applicable standards promulgated by the Securities and Exchange Commission or the New York Stock Exchange. Michaels’ independent registered public accounting firm is required to report directly to the Audit Committee concerning, among other things, the independent registered public accounting firm’s internal quality control procedures, the independence of the accountants and the plans for, and the scope and conduct of, annual audits. The Audit Committee has developed procedures for (i) receiving and dealing with complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential submission by employees of concerns regarding questionable accounting or auditing matters. These procedures are disclosed on Michaels’ website at www.michaels.com under “Corporate Information.” During fiscal 2004, the Audit Committee met 10 times.
PROPOSAL FOR RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      Pursuant to the Audit Committee Charter, the Audit Committee has the sole authority to retain Michaels’ independent registered public accounting firm. The Board requests that the stockholders ratify the Audit Committee’s selection of Ernst & Young LLP as Michaels’ independent registered public accounting firm for fiscal 2005.
      The Audit Committee will not be bound by the ratification of, or failure to ratify, the selection of Ernst & Young LLP, but the Audit Committee will consider any failure to ratify the selection of Ernst & Young LLP in connection with the appointment of our independent registered public accounting firm in the following fiscal year.
      The Board recommends a vote “FOR” ratification of the Audit Committee’s selection of Ernst & Young LLP as Michaels’ independent registered public accounting firm for fiscal 2005.
AUDIT COMMITTEE REPORT
      The Audit Committee Charter requires our Audit Committee to undertake a variety of activities designed to assist our Board in fulfilling its oversight role regarding our independent registered public accounting firm’s independence, our financial reporting process, our systems of internal controls and our compliance with applicable laws, rules and regulations. These activities are briefly summarized in this Proxy Statement under the caption “Corporate Governance — Audit Committee.” The Audit Committee Charter also makes it clear that the independent registered public accounting firm is ultimately accountable to the Board and the Audit Committee, not management.
      The internal accountants of Michaels prepare Michaels’ consolidated financial statements and Michaels’ independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee monitors and reviews the financial reporting processes implemented by management but does not conduct any auditing or accounting reviews. The members of the Audit Committee are not employees of Michaels and do not represent themselves as experts in the field of accounting or auditing. Instead, the Audit Committee relies, without independent verification, on management’s representation that the financial statements have been prepared in conformity with generally accepted accounting principles and on the representations of our independent registered public accounting firm included in its report on our financial statements. The Audit Committee’s oversight does not provide them with an independent basis for determining whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s discussions with management and its accountants do not ensure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards or that our independent registered public accounting firm is in fact “independent.”
      We have engaged Ernst & Young LLP as our independent registered public accounting firm to audit and report to our stockholders on our financial statements for fiscal 2005. During fiscal 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports.

      The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP the audited financial statements of Michaels contained in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).
      The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005, as filed with the Securities and Exchange Commission.
      The Audit Committee considered whether, and concluded that, the provision by Ernst & Young LLP of the services referred to under “Tax Fees” and “All Other Fees” below is compatible with maintaining the independence of Ernst & Young LLP.
      This report is submitted by the members of the Audit Committee of the Board of Directors:

Audit Committee
Cece Smith (Chairman)
Richard C. Marcus
Liz Minyard
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of Michaels’ annual financial statements for each of fiscal 2003 and 2004, and fees billed for other services rendered by Ernst & Young LLP.

	2003 (1)	2004

Audit Fees (2)	$601,300	$1,204,298
Audit-Related Fees (3)	$37,000	$39,000
Tax Fees (4)	$212,300	$5,400
All Other Fees (5)	$2,500	$2,890

(1)	Certain fiscal 2003 fees have been reclassified to conform to current year presentation in accordance with the guidelines communicated by the Securities and Exchange Commission in FR-68, Strengthening the Commission’s Requirements Regarding Auditor Independence.

(2)	Audit Fees consist principally of fees for the audit of our annual financial statements and review of our financial statements included in our quarterly reports on Form 10-Q for those years, audit services provided in connection with compliance with the requirements of the Sarbanes-Oxley Act, and fees incurred in connection with the filing of registration statements with the Securities and Exchange Commission.

(3)	Audit-Related Fees consist principally of fees for pension and statutory audits.

(4)	Tax Fees consist principally of fees for tax compliance and preparation, tax advice and tax planning, including consultations regarding our Deferred Compensation Plan. In the table above, under “Tax Fees,” $37,317 and $5,400 constituted tax compliance and preparation fees in 2003 and 2004, respectively.

(5)	All other fees consist of fees for online research software.

      The Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit engagements, fees, terms and services in a manner consistent with the Sarbanes-Oxley Act of 2002 and all rules and applicable listing standards promulgated by the Securities and Exchange Commission and the New York Stock Exchange, except that such non-audit services need not be pre-approved if (i) the aggregate amount of all such non-audit services provided to Michaels constitutes not more than 5% of the total amount of fees paid by Michaels to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by Michaels at the time of engagement to be non-audit services, and (iii) such services were promptly brought to the attention of the Audit Committee and approved by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate the authority to grant any pre-approvals to one or more members of the Audit Committee, provided that such member(s) reports any pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to its chairman.
      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
COMPENSATION OF DIRECTORS
      During fiscal 2004, Michaels compensated Charles J. Wyly, Jr., for his service as Chairman of the Board, as indicated under “Management Compensation — Summary Compensation Table” and “Management Compensation — Option Grants During Fiscal 2004.” During fiscal 2004, Michaels compensated Sam Wyly for his service as Vice Chairman of the Board with (i) $18,750 per month, (ii) options to purchase 135,000 shares of common stock (including the automatic grant of 35,000 shares of common stock made to each director as described below), and (iii) $14,544 for the personal use of a company-owned automobile. Michaels also provided the services of an administrative assistant employed by the company to Mr. Wyly in order to support him in his role as Vice Chairman of the Board.
      Mr. Hanlon, Mr. Marcus, Ms. Minyard and Ms. Smith each receive an annual fee of $48,000 as members of the Board and a fee of $1,500 for attendance at each regular or special Board meeting and for attendance at each meeting of a committee of which they are a member. We also reimburse directors for expenses incurred in attending meetings.
      Currently, upon first election to the Board and immediately following each annual meeting of stockholders thereafter, each director receives an automatic grant of options exercisable for 35,000 shares of common stock under our 2001 General Stock Option Plan. Upon approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan by our stockholders, compensatory awards to our directors will be awarded under this new plan and the automatic grants to directors currently made under the 2001 General Stock Option Plan will cease, including the automatic grant of options to directors that would otherwise be awarded immediately following the 2005 Annual Meeting.
      The stock option grant information disclosed above as part of our directors’ compensation has been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004.

COMPENSATION COMMITTEE REPORT
What is our compensation philosophy?
      The objectives of our executive officer compensation program are to:

•	attract and retain highly qualified individuals who make contributions that result in Michaels meeting its financial goals;

•	motivate employees to high levels of performance;

•	differentiate individual pay based on performance;

•	ensure external competitiveness and internal equity of total compensation; and

•	align company, employee and stockholder interests.
      We believe in a total compensation approach, with an emphasis on variable components of pay including bonus and equity-based awards. Executive officers performing at a high level should be well compensated through cash compensation sufficient to retain such executives and through equity-based awards that align such executives with the interests of the stockholders and stimulate focus on long-term stockholder value enhancement.
How is compensation determined?

Overview
      The Compensation Committee is responsible for determining our Chief Executive Officer’s compensation level. On the recommendation of Michaels’ senior management, the Compensation Committee also reviews, determines and approves the compensation level of all other executive officers of Michaels. In determining compensation levels for Michaels’ executive officers, the Compensation Committee considers the scope of an individual’s responsibilities, external competitiveness of total compensation, an individual’s performance and prior experience, the performance of the company and the attainment of planned financial and strategic initiatives. These factors are evaluated by the Compensation Committee with no particular weight given to any one factor. The Compensation Committee also considers the prevailing compensation levels in relevant markets for executive-level employees when considering the compensation levels of our executive officers; however, this compensation data is merely used as a guide by the committee in making its compensation determinations. In connection with making its 2005 compensation determinations, a customized study analyzing the total compensation elements for a specific retail peer group was prepared for and reviewed by the Compensation Committee. The Compensation Committee also consulted executive compensation experts in the course of evaluating the compensation levels for our executive officers.

Base Salaries
      Base salaries for our executive officers are established based on the scope of their responsibilities, individual performance and prior experience, Michaels’ operating and financial performance and the attainment of planned financial and strategic initiatives, taking into account competitive market compensation paid by similar companies for similar positions. The Compensation Committee sets base salaries at a level designed to attract and retain highly qualified individuals who make contributions that result in Michaels meeting its operating and financial goals. Base salaries are reviewed annually and adjusted as deemed appropriate by the Compensation Committee.

Annual Bonuses
      In approving the annual plans for executive officer bonuses, the Compensation Committee provides financial incentives to those members of management who can make an important contribution to our success by tying the bonuses to the attainment of certain financial, operational and strategic objectives.

These objectives may be different from individual to individual. Each participating executive officer is entitled to a bonus equal to a certain percentage of that executive officer’s salary based upon the attainment of the established objectives.

Equity-Based Compensation
      In compensating executive officers through equity-based awards, the Compensation Committee, pursuant to certain established guidelines, makes discretionary awards based upon the level of responsibility and performance of the individual receiving the award. The Compensation Committee reviews and approves the guidelines used for such discretionary awards.

Other Benefits and Perquisites
      Our executive compensation also includes certain other benefits and perquisites. These benefits include annual matching contributions to executives officers’ deferred compensation and 401(k) accounts, the payment of life insurance premiums, company-paid medical benefits and, in some cases, reimbursement for income taxes on taxable benefits. The perquisites for our most senior executives may also include the personal use of company-owned automobiles and payment of or reimbursement for club membership dues. For more detailed information regarding benefits and perquisites provided to our executive officers, please see the section of this Proxy Statement entitled “Management Compensation — Summary Compensation Table.”
How are our incentive compensation programs used to focus management on increasing stockholder value?
      We currently maintain stock option plans for our directors, officers and key employees. We believe that the grant of options and similar equity-based awards aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return. The grant of options and similar equity-based awards also allows executive officers to develop and maintain a long-term ownership position in Michaels. Upon approval by Michaels’ stockholders, the Compensation Committee intends to utilize the various equity-based compensation awards provided for under the Michaels Stores, Inc. 2005 Incentive Compensation Plan as a component of our overall executive incentive compensation program.
How have we responded to the IRS limits on deductibility of compensation?
      Options granted under our 1997 Stock Option Plan and 2001 General Stock Option Plan are intended to meet the performance based compensation exception to the annual $1,000,000 limitation on the tax deduction we may claim for compensation of certain executive officers. Although our current executive officer bonus program does not meet the exception to the IRS deduction limitation, awards and bonuses under our proposed 2005 Incentive Compensation Plan are intended to satisfy this exception. While the Compensation Committee is cognizant of the tax deduction limitations applicable to our executives officer compensation program, the committee may from time to time set compensation levels outside the deduction limitations if it deems such departure is warranted.
How is our Chief Executive Officer compensated?
      The Compensation Committee determines the compensation level of our Chief Executive Officer, Mr. Rouleau. Mr. Rouleau received a base salary of $771,808 during fiscal 2004, and the Compensation Committee believes this level of base salary is necessary in order to retain a qualified Chief Executive Officer for a company the size of Michaels. Mr. Rouleau’s incentive compensation bonus for fiscal 2004 was based upon the attainment of specified performance goals and objectives. With respect to fiscal 2004, Mr. Rouleau received $450,000 in a cash bonus. In fiscal 2004, Mr. Rouleau also received stock options which, after giving effect to a two-for-one stock split in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004, are exercisable for 200,000 shares of common stock. In determining whether to award such options, the Compensation Committee considered not only his contribution to Michaels’ success in past years, but also all outstanding options held by Mr. Rouleau.
      Mr. Rouleau’s compensation package also includes other compensation under an employment agreement he has with Michaels, a summary of which is set out in the “Management Compensation — Employment and Severance Agreements” section of this Proxy Statement. Such compensation has historically included matching contributions to his deferred compensation and 401(k) accounts, life insurance premiums paid by Michaels, company-paid medical benefits and reimbursement for income taxes paid by Mr. Rouleau relating to certain taxable benefits provided to him. Mr. Rouleau also receives the use of a company-owned automobile together with the periodic transfer of title to his previously used company-owned automobile as part of his compensation package. A tally sheet for Mr. Rouleau, setting forth the material components of his overall compensation and affixing dollar amounts relating to the compensation components (to the extent the benefit to Mr. Rouleau was reasonably quantifiable), was prepared for and reviewed by the Compensation Committee in connection with making a determination regarding Mr. Rouleau’s current compensation level.
      In determining Mr. Rouleau’s compensation level for 2005, the Compensation Committee also considered Mr. Rouleau’s role in achieving certain objectives important to our company, including (i) the successful implementation of our perpetual inventory and automated merchandise replenishment systems, (ii) the strengthening of our executive management team, and (iii) Michaels’ record financial performance for eight consecutive years.
How are the other executive officers compensated?
      Our other executive officers usually receive base salaries, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits. On the recommendation of Michaels’ senior management, the Compensation Committee reviews, determines and approves the compensation level for our executive officers. In determining the compensation levels for our Named Executives (as defined in the section of this Proxy Statement entitled “Management Compensation — Summary Compensation Table”) for fiscal 2005, a tally sheet for each Named Executive, setting forth the material components of each Named Executive’s overall compensation and affixing dollar amounts relating to the compensation components (to the extent each such benefit was reasonably quantifiable), was prepared for and reviewed by the Compensation Committee. The Compensation Committee, in administering the 1997 Stock Option Plan and the 2001 General Stock Option Plan, may also evaluate the executive officers’ performance in the Compensation Committee’s determination of stock option grants to our executive officers. Similar evaluation will be used in determining grants of equity-based compensation awards under our new 2005 Incentive Compensation Plan upon approval of the plan by Michaels’ stockholders.
      This report is submitted by the members of the Compensation Committee, which also performs the additional duties of administering Michaels’ 1997 Employees Stock Purchase Plan, 1997 Stock Option Plan, 2001 Employee Stock Option Plan and the 2001 General Stock Option Plan:

Compensation Committee
Richard E. Hanlon (Chairman)
Richard C. Marcus
Liz Minyard

MANAGEMENT COMPENSATION
Summary Compensation Table
      The following table sets forth certain information regarding compensation paid or accrued by Michaels to our Chief Executive Officer, each of our four other most highly compensated executive officers and two executive officers during the course of the fiscal year who would have been among the four most highly compensated executive officers had they been executive officers at the end of the fiscal year (collectively, the “Named Executives”).
      Although the Securities and Exchange Commission has established thresholds that must be exceeded before certain company-provided perquisites received by our Named Executives are required to be specifically disclosed in the table below, we have, in the interest of greater transparency, included information regarding perquisites in the table regardless of whether they exceed the established disclosure thresholds.

						Long-Term
						Compensation
						Awards

		Annual Compensation				Securities
						Underlying
	Fiscal			Other Annual		Options/	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)		SARs (#)(1)	Compensation($)

R. Michael Rouleau	2004	771,808	450,000	127,034	(2)	200,000	71,152	(3)
President and	2003	740,385	280,000	67,530	(2)	200,000	73,936	(3)
Chief Executive Officer	2002	695,192	405,000	108,343	(2)	200,000	60,411	(3)
Jeffery N. Boyer (4)	2004	360,500	175,000	9,837	(5)	50,000	3,028	(6)
Executive Vice President —	2003	350,000	177,952	16,476	(5)	179,166	38,845	(6)
Chief Financial Officer	2002	6,731	—	6,300	(5)	—	10,000	(6)
Edward F. Sadler	2004	318,077	155,000	24,232	(7)	50,000	19,950	(8)
Executive Vice President —	2003	307,115	103,250	23,584	(7)	50,000	20,379	(8)
Store Operations	2002	293,269	128,700	13,935	(7)	50,000	19,811	(8)
Charles J. Wyly, Jr.	2004	450,000	—	73,460	(9)	235,000	—
Chairman of the Board of	2003	450,000	—	21,355	(9)	235,000	—
Directors	2002	450,000	—	21,365	(9)	235,000	—
Gregory A. Sandfort (10)	2004	253,000	130,000	57,163	(11)	100,000	79,995	(12)
Executive Vice President —	2003	—	—	—		—	—
General Merchandise	2002	—	—	—		—	—
Manager
Douglas B. Sullivan	2004	300,000	150,000	45,833	(13)	50,000	31,008	(14)
Executive Vice President —	2003	300,000	89,996	49,761	(13)	50,000	34,721	(14)
Development	2002	300,000	239,621	34,255	(13)	50,000	30,464	(14)
Ronald S. Staffieri (15)	2004	227,692	240,000	67,681	(16)	—	275,372	(17)
President —	2003	400,000	200,000	80,687	(16)	58,334	142,797	(17)
Michaels Stores Group	2002	23,077	—	20,235	(16)	200,000	10,000	(17)

(1)	Options to acquire shares of common stock. The number of options included for fiscal 2002, 2003 and 2004 have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004.

(2)	The amounts shown include (i) $23,884, $20,494 and $22,126 for the personal use of a company-owned automobile in fiscal 2004, 2003 and 2002, respectively, and the transfer of older company-owned automobiles, valued at $55,380 and $47,440, to Mr. Rouleau in fiscal 2004 and 2002, respectively, (ii) reimbursement for income taxes in the amount of $13,289, $10,347 and $10,014 in fiscal 2004, 2003 and 2002, respectively, paid by Mr. Rouleau relating to certain taxable benefits provided to him, as set forth in this note and the following note 3, (iii) $4,499, $6,722 and $8,889 for the personal use of company-owned airline travel passes in fiscal 2004, 2003 and 2002, respectively, (iv) club membership dues paid by Michaels on behalf of Mr. Rouleau in the amount of $5,680, $7,160 and $5,939 in fiscal 2004, 2003 and 2002, respectively, (v) $23,652, $22,807 and $13,935 for medical benefits provided to Mr. Rouleau in fiscal 2004, 2003 and 2002, respectively, and (vi) a gift from Michaels, valued at $650, to Mr. Rouleau in fiscal 2004.

(3)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $39,598, $39,575 and $39,555 in fiscal 2004, 2003 and 2002, respectively, (ii) annual matching contributions paid by Michaels for Mr. Rouleau’s account pursuant to our Deferred Compensation Plan in the amount of $29,525, $32,389 and $18,855 in fiscal 2004, 2003 and 2002, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Rouleau’s account pursuant to our 401(k) Plan in the amount of $2,029, $1,972 and $2,001 in fiscal 2004, 2003 and 2002, respectively.

(4)	Mr. Boyer joined Michaels on January 13, 2003.

(5)	The amounts shown include (i) reimbursement for income taxes paid by Mr. Boyer relating to taxable relocation expenses in the amount of $5,869 and $6,300 in fiscal 2003 and 2002, respectively, (ii) $9,257 and $9,830 for medical benefits provided to Mr. Boyer in fiscal 2004 and 2003, respectively, and (iii) gifts from Michaels, valued at $580 and $777, to Mr. Boyer in fiscal 2004 and 2003, respectively.

(6)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $814 and $610 in fiscal 2004 and 2003, respectively, (ii) annual matching contributions paid by Michaels for Mr. Boyer’s account pursuant to our Deferred Compensation Plan in the amount of $572 in fiscal 2004, (iii) annual matching contributions paid by Michaels for Mr. Boyer’s account pursuant to our 401(k) Plan in the amount of $1,642 in fiscal 2004, and (iv) relocation expenses paid by Michaels in the amount of $38,235 and $10,000 in fiscal 2003 and 2002, respectively.

(7)	The amounts shown include (i) $23,652, $22,807 and $13,935 for medical benefits provided to Mr. Sadler in fiscal 2004, 2003 and 2002, respectively, and (ii) gifts from Michaels, valued at $580 and $777, to Mr. Sadler in fiscal 2004 and 2003, respectively.

(8)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $7,310, $7,305 and $7,300 in fiscal 2004, 2003 and 2002, respectively, (ii) annual matching contributions paid by Michaels for Mr. Sadler’s account pursuant to our Deferred Compensation Plan in the amount of $12,219, $11,403 and $10,804 in fiscal 2004, 2003 and 2002, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Sadler’s account pursuant to our 401(k) Plan in the amount of $421, $1,671 and $1,707 in fiscal 2004, 2003 and 2002, respectively.

(9)	The amounts shown include (i) $21,366, $21,355 and $21,365 for the personal use of a company-owned automobile in fiscal 2004, 2003 and 2002, respectively, and the transfer of an older company-owned automobile to Mr. Wyly in fiscal 2004 valued at $51,550, and (ii) a gift from Michaels, valued at $544, to Mr. Wyly in fiscal 2004.

(10)	Mr. Sandfort joined Michaels on January 28, 2004.

(11)	The amount shown includes (i) reimbursement for income taxes paid by Mr. Sandfort relating to taxable relocation expenses in the amount of $32,931, (ii) $23,652 for medical benefits provided to Mr. Sandfort, and (iii) a gift from Michaels, valued at $580, to Mr. Sandfort.

(12)	The amount shown includes (i) life insurance premiums paid by Michaels in the amount of $548, and (ii) relocation expenses paid by Michaels in the amount of $79,447.

(13)	The amounts shown include (i) $12,468, $13,367 and $11,812 for the personal use of a company-owned automobile in fiscal 2004, 2003 and 2002, respectively, (ii) club membership dues paid by Michaels on behalf of Mr. Sullivan in the amount of $3,356, $3,843 and $3,434 in fiscal 2004, 2003 and 2002, respectively, (iii) reimbursement for income taxes paid by Mr. Sullivan relating to the previously noted club membership dues in the amount of $1,925, $2,204 and $1,970 in fiscal 2004, 2003 and 2002, respectively, (iv) $3,852, $6,763 and $3,104 for the personal use of company-owned airline travel passes in fiscal 2004, 2003 and 2002, respectively, (v) $23,652, $22,807 and $13,935 for medical benefits provided to Mr. Sullivan in fiscal 2004, 2003 and 2002, respectively, and (vi) gifts from Michaels, valued at $580 and $777, to Mr. Sullivan in fiscal 2004 and 2003, respectively.

(14)	The amounts shown include (i) life insurance premiums paid by Michaels in the amount of $21,108, $21,222 and $21,465 in fiscal 2004, 2003 and 2002, respectively, (ii) annual matching contributions paid by Michaels for Mr. Sullivan’s account pursuant to our Deferred Compensation Plan in the amount of $7,784, $11,499 and $8,384 in fiscal 2004, 2003 and 2002, respectively, and (iii) annual matching contributions paid by Michaels for Mr. Sullivan’s account pursuant to our 401(k) Plan in the amount of $2,116, $2,000 and $615 in fiscal 2004, 2003 and 2002, respectively.

(15)	Mr. Staffieri resigned from Michaels on August 11, 2004.

(16)	The amounts shown include (i) $7,744 and $9,275 for the personal use of a company-owned automobile in fiscal 2004 and 2003, respectively, (ii) reimbursement for income taxes paid by Mr. Staffieri relating to taxable relocation expenses of $44,169, $45,437 and $6,300 in fiscal 2004, 2003 and 2002, respectively, (iii) $2,391 for the personal use of company-owned airline travel passes in fiscal 2003, (iv) $15,768, $22,807 and $13,935 for medical benefits provided to Mr. Staffieri in fiscal 2004, 2003 and 2002, respectively, and (v) a gift from Michaels, valued at $777, to Mr. Staffieri in fiscal 2003.

(17)	The amounts shown include (i) separation payments by Michaels to Mr. Staffieri in the amount of $172,308 pursuant to the terms of a Separation Agreement and Release, effective August 5, 2004, (ii) life insurance premiums paid by Michaels in the amount of $1,486 and $1,238 in fiscal 2004 and 2003, respectively, (iii) annual matching contributions paid by Michaels for Mr. Staffieri’s account pursuant to our Deferred Compensation Plan in the amount of $12,923 and $10,615 in fiscal 2004 and 2003, respectively, and (iv) relocation expenses paid by Michaels in the amount of $88,655, $130,944 and $10,000 in fiscal 2004, 2003 and 2002, respectively.
Option Grants During Fiscal 2004
      The following table provides information related to options granted to the Named Executives during fiscal 2004.

						Potential Realizable
						Value at Assumed
						Annual Rates of
						Stock Price Appreciation
Individual Grants						for Option Term (1)

	Number of		% of Total
	Securities		Options/SARs	Exercise
	Underlying		Granted to	or Base
	Options/SARs		Employees in	Price	Expiration
Name	Granted (#)(2)		Fiscal Year	($/Sh)(3)	Date	5%($)	10%($)

R. Michael Rouleau	200,000	(4)	5.12	25.59	08/05/09	1,414,009	3,124,590
Jeffery N. Boyer	50,000	(4)	1.28	25.59	08/05/09	353,502	781,147
Edward F. Sadler	50,000	(4)	1.28	25.59	08/05/09	353,502	781,147
Charles J. Wyly, Jr.	200,000	(4)	5.12	25.59	08/05/09	1,414,009	3,124,590
	35,000	(5)	0.90	26.64	06/16/09	257,604	569,239
Gregory A. Sandfort	50,000	(6)	1.28	23.50	02/05/09	324,630	717,349
	50,000	(4)	1.28	25.59	08/05/09	353,502	781,147
Douglas B. Sullivan	50,000	(4)	1.28	25.59	08/05/09	353,502	781,147
Ronald S. Staffieri (7)	0		N/A	N/A	N/A	N/A	N/A

(1)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our common stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by Michaels to forecast possible future appreciation of the price of our common stock.

(2)	Options to acquire shares of our common stock. The number of options have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004.

(3)	The option exercise price may be paid in shares of common stock owned by the Named Executives, in cash, or in any other form of valid consideration or a combination of any of the foregoing. The exercise price of each option was equal to the fair market value of our common stock on the date of grant.

(4)	Stock options become exercisable with respect to 1/3 of the shares covered thereby on each of August 6, 2005, August 6, 2006 and August 6, 2007.

(5)	Automatic annual stock option grants to directors are fully exercisable upon grant.

(6)	Stock options become exercisable with respect to 1/3 of the shares covered thereby on each of February 6, 2005, February 6, 2006 and February 6, 2007.

(7)	Mr. Staffieri resigned from Michaels on August 11, 2004.
Option Exercises During Fiscal 2004 and Fiscal Year-End Option Values
      The following table provides information related to options exercised by the Named Executives during fiscal 2004 and the number and value of options held at fiscal year-end. Michaels does not have any outstanding stock appreciation rights.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at		Options/SARs at
	Shares		Fiscal Year End(#)(1)		Fiscal Year End($)(3)
	Acquired on	Value
Name	Exercise(#)(1)	Realized($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

R. Michael Rouleau	460,000	8,312,839	899,999	400,001	16,347,404	3,447,346
Jeffrey N. Boyer	25,000	460,701	34,722	169,444	574,379	2,282,258
Edward F. Sadler	278,332	4,132,871	66,667	100,001	1,081,176	861,846
Charles J. Wyly, Jr.	142,529	4,320,000	774,999	400,001	12,622,579	3,447,346
Gregory Sandfort	0	0	0	100,000	0	559,500
Douglas B. Sullivan	66,666	942,423	83,333	100,001	1,299,334	861,846
Ronald S. Staffieri (4)	86,110	930,039	0	0	0	0

(1)	The number of shares has been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004.

(2)	Value realized is calculated based on the difference between the aggregate exercise price of the options exercised and the aggregate market value of the shares of common stock acquired on the date of exercise.

(3)	The closing price for our common stock as reported on the New York Stock Exchange on January 28, 2005, the last trading day of fiscal 2004, was $30.14. Value is calculated on the basis of the difference between the option exercise price and $30.14 multiplied by the number of shares of common stock underlying the option.

(4)	All options to purchase shares of Michaels common stock previously granted to Mr. Staffieri expired 30 calendar days following Mr. Staffieri’s resignation on August 11, 2004.
Employment and Severance Agreements
      In July 2004, Michaels entered into an amended and restated employment agreement with R. Michael Rouleau, the President and Chief Executive Officer of Michaels. The employment agreement is for a term expiring on January 31, 2008 with provisions for annual automatic one-year extensions unless Michaels gives notice of non-extension 120 days prior to any expiration date. Under the employment agreement, Mr. Rouleau is entitled to receive an annual base salary of $675,000, or such higher amount as the Board of Directors or Compensation Committee shall from time to time determine, and standard executive officer benefits. Additionally, Mr. Rouleau is allowed to participate in a bonus plan in any year in which a bonus plan is established. For fiscal 2004, Mr. Rouleau received a bonus of $450,000 pursuant to a bonus plan based upon the attainment by Michaels of specified financial or performance goals and objectives. Upon a change of control of Michaels or if Michaels terminates Mr. Rouleau’s employment (other than for cause) prior to the expiration of the employment agreement, Mr. Rouleau is entitled to continue to receive his base salary and other benefits until January 31, 2008 and a prorated bonus for the fiscal year in which the termination occurs if Mr. Rouleau would have earned a bonus in that year. If Mr. Rouleau’s employment is terminated for any reason, at any time, (i) all unvested stock options then held by him will immediately become fully exercisable and, if Mr. Rouleau is terminated for any reason other than for cause, the expiration date for those options will automatically be extended to the date that is one day prior to the fifth anniversary of his termination date, (ii) Mr. Rouleau will have the option to purchase the company-owned automobile in his possession at the depreciated book value of said automobile, and (iii) Mr. Rouleau will automatically become the owner of his company-paid whole life insurance policies.
      Michaels has an agreement with Ronald S. Staffieri, effective August 5, 2004, which provides for the payment of certain compensation by Michaels to Mr. Staffieri after the termination of his employment with Michaels on August 11, 2004. Pursuant to this agreement, Michaels agrees to make bi-weekly payments equivalent to the amount of Mr. Staffieri’s base salary on the termination date for up to 18 months subject to all applicable or customary withholding requirements, beginning August 12, 2004 and ending on the earliest to occur of: (i) February 11, 2006; (ii) the date prior to February 11, 2006 upon which Mr. Staffieri becomes employed by or performs services on behalf of certain competitors of Michaels; or (iii) the date upon which Mr. Staffieri first materially violates any term or provision of the agreement. For fiscal 2004, these payments to Mr. Staffieri totaled $172,308. In addition to these payments, Mr. Staffieri, in accordance with the provisions of the agreement and a pre-established bonus plan, received a bonus of $240,000 for fiscal 2004.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of January 29, 2005 with respect to shares of Michaels common stock that may be issued under our existing equity compensation plans, including the 1997 Employees Stock Purchase Plan, the 1997 Stock Option Plan, the 2001 Employee Stock Option Plan and the 2001 General Stock Option Plan. Options to acquire shares of Michaels common stock set forth in this table have been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004.

			Number of shares of
			common stock
			remaining available for
	Number of shares of	Weighted-average	future issuance under
	common stock to be	exercise price of	equity compensation
	issued upon exercise of	outstanding	plans (excluding shares
	outstanding options,	options, warrants	of common stock
Plan Category	warrants and rights	and rights	reflected in column (a))(1)

	(a)	(b)	(c)
Equity compensation plans approved by stockholders
1997 Employees Stock Purchase Plan	N/A	N/A	3,055,838
1997 Stock Option Plan (2)	5,847,246	$17.80	259,736
2001 General Stock Option Plan (2)	945,000	$18.81	4,950,000
Equity compensation plans not approved by stockholders (2)(3)	4,744,453	$19.18	4,457,751

(1)	Upon stockholder approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan, Michaels will cease to grant options to purchase shares of Michaels common stock under the stock option plans set out in this table, and future option grants and incentive awards for directors, executive officers and other employees of Michaels will be made under the 2005 Incentive Compensation Plan.

(2)	The number of shares of common stock to be issued upon exercise of options and the number of shares remaining available for future issuance are approximate, because such numbers are affected by out-of-period adjustments for options which terminate without exercise in connection with termination of employment. Shares of common stock included in such options are required to be deducted from column (a) and added to column (c), since shares covered by terminated options return to the authorized capacity under the option plans. Out-of-period adjustments are not material.

(3)	Shares relate to our 2001 Employee Stock Option Plan. The 2001 Employee Stock Option Plan was adopted by our Board of Directors on July 23, 2001. In the second quarter of fiscal 2002, our Board amended and restated the 2001 Employee Stock Option Plan to increase the total number of shares authorized for issuance by an additional 4,000,000 shares to an aggregate of 6,000,000 shares of common stock, which total number of shares authorized under this plan was subsequently adjusted to address a two-for-one stock split effected in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004. Under the 2001 Employee Stock Option Plan, stock options are granted to eligible employees of Michaels and its subsidiaries but may not be granted to executive officers and directors. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and generally become exercisable with respect to 1/3 of the shares covered thereby on each of the three anniversary dates following the date of grant. The 2001 Employee Stock Option Plan is included as Exhibit 99.3 in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2003.

STOCK PERFORMANCE CHART
      The following chart compares the yearly changes in the total stockholder return on our common stock against two other measures of performance. The comparison is on a cumulative basis for our last five fiscal years. The two other performance measures are the Dow Jones US Total Market Index (previously known as the Dow Jones Equity Market Index) and the Dow Jones US Specialty Retailers Index (previously known as the Dow Jones Retail — Other Specialty Index). In each case, we assumed an initial investment of $100 on January 28, 2000 and reinvestment of all dividends. Dates on the following chart represent the last trading day of the indicated fiscal year. We paid cash dividends during the second, third and fourth quarters of fiscal 2003 and each quarter of fiscal 2004.

	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal
	Year End	Year End	Year End	Year End	Year End	Year End
	1999	2000	2001	2002	2003	2004

Michaels Stores, Inc.	$100.00	$144.44	$257.63	$250.00	$331.63	$446.52
DJ US Total Market Index	$100.00	$98.72	$83.17	$64.73	$88.56	$93.80
DJ US Specialty Retailers Index	$100.00	$88.83	$104.46	$64.90	$104.24	$112.68

PROPOSAL FOR THE APPROVAL OF THE MICHAELS STORES, INC.
2005 INCENTIVE COMPENSATION PLAN
General
      Based on a recommendation from our Compensation Committee (comprised entirely of independent directors), our Board adopted, subject to stockholder approval, the Michaels Stores, Inc. 2005 Incentive Compensation Plan (the “2005 Plan”). The Board has approved the 2005 Plan as a flexible incentive compensation plan that will allow Michaels to utilize different forms of compensation awards to attract, retain and reward eligible participants under the 2005 Plan and strengthen the mutuality of interests between management and Michaels’ stockholders.
      Upon the adoption of the 2005 Plan by our stockholders, the awards under that plan will be the cornerstone of Michaels’ overall incentive compensation program, certain key features of which are described below.

•	We currently award stock options to employees and others through our 1997 Stock Option Plan, 2001 General Stock Option Plan and 2001 Employee Stock Option Plan. Upon stockholder approval of the 2005 Plan, Michaels will cease to grant options to purchase shares of Michaels common stock under these plans, and future option grants and incentive awards for directors, executive officers and other employees of Michaels will be made under the 2005 Plan.

•	Awards granted under the 2005 Plan cannot be repriced without the prior approval of our stockholders.

•	To prevent the granting of discount stock rights, the 2005 Plan requires that all stock options, restricted shares, restricted stock units and stock appreciation rights be granted at an exercise price of not less than 100% of the market price per share of our common stock on the date of grant.

•	Except as approved by the Compensation Committee with respect to grants to our directors (solely in their capacity as directors), or upon the death, disability or retirement of a plan participant, stock options, restricted shares, restricted stock units and stock appreciation rights granted under the 2005 Plan will have a minimum vesting period of three years, with no more than one-third of a particular grant becoming vested at the end of each of the three years unless specified measurable performance objectives established by the Compensation Committee in connection with the grant are achieved.

•	The total number of shares available under the 2005 Plan will not be increased by including in plan capacity (i) shares withheld by or tendered to Michaels in payment of the exercise price of a stock option or in satisfaction of withholding taxes in connection with any award granted under the 2005 Plan, or (ii) shares subject to an appreciation right that are not transferred to a participant upon the exercise of an appreciation right.

•	In order to restrict the number of shares that can be issued under the 2005 Plan in connection with “full-value awards,” the number of shares of our common stock that can be issued under the 2005 Plan in connection with awards involving appreciation rights, performance shares, restricted shares and restricted stock units is limited to 3 million shares (subject to certain administrative adjustments under the plan).

•	To address certain issues relating to executive compensation that could impact the company or a participant, the 2005 Plan (i) is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, and (ii) will be administered to minimize the effect of Section 409A of the Internal Revenue Code and to avoid penalties that may be imposed under Section 409A.

      Set forth below is a summary of the 2005 Plan, which is qualified in its entirety by the specific language of the 2005 Plan. A copy of the 2005 Plan is attached to this Proxy Statement as Annex A.
Summary of the 2005 Plan
      Purpose: The purpose of the 2005 Plan is to attract and retain the best available talent and to encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to set forth maximum efforts for the success of Michaels’ business, in order to serve the best interests of Michaels and its stockholders.
      Term: The 2005 Plan will expire on the tenth anniversary of the date on which it is approved by the stockholders. No further awards will be made under the 2005 Plan on or after such tenth anniversary. Awards that are outstanding on the date the 2005 Plan terminates will remain in effect according to their terms and the provisions of the 2005 Plan.
      Administration: Unless the administration of the 2005 Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the 2005 Plan will be administered by the Compensation Committee of the Board (the “Committee”). The Committee has the full authority and discretion to administer the 2005 Plan and to take any action that is necessary or advisable in connection with the administration of the Plan.
      Types of Awards: The 2005 Plan authorizes the granting of awards in any of the following forms:

•	stock options;

•	appreciation rights;

•	restricted shares;

•	restricted stock units;

•	performance shares;

•	performance units; and

•	senior executive plan bonuses.
      Eligible Participants: Executive officers, key employees and directors of Michaels or a subsidiary of Michaels are eligible to participate in the 2005 Plan. We estimate that approximately 1,485 individuals will be eligible to be selected by the Committee to receive awards under the 2005 Plan. This group of eligible participants includes six directors, six executive officers and 41 non-executive officers.
      Shares Available Under the 2005 Plan: Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants in the 2005 Plan, a maximum of 12 million shares will be available for grants of all equity awards under the 2005 Plan. Shares of our common stock issued pursuant to the 2005 Plan may be shares of original issuance or treasury shares or a combination of the foregoing.
      Limitations on Awards: Awards under the 2005 Plan will be subject to the following limitations:

•	No more than an aggregate of 3 million shares of common stock, subject to adjustment in accordance with the terms of the 2005 Plan, will be issued upon the exercise of appreciation rights or as performance shares, restricted shares and restricted stock units.

•	No more than 12 million shares of common stock, subject to adjustment in accordance with the terms of the 2005 Plan, will be issued pursuant to stock options that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (the “Code”).

•	The maximum aggregate number of shares of common stock that: (i) may be subject to stock options or appreciation rights granted to a participant during any calendar year will not exceed 300,000 shares plus an additional 700,000 shares if granted to a participant who has not previously been employed by Michaels or its subsidiaries; and (ii) may be granted to a participant during any calendar year as performance shares, restricted shares or restricted stock units may not exceed 150,000 shares plus an additional 350,000 shares if granted to a participant who has not previously been employed by Michaels or its subsidiaries.

•	The maximum aggregate cash value of payments to any participant for any performance period pursuant to an award of performance units will not exceed $4 million.

•	The payment of a senior executive plan bonus to any participant will not exceed $3 million.

      Stock Options: The Committee may from time to time authorize grants to any participant of options to purchase shares of common stock upon such terms and conditions as it may determine in accordance with the terms of the 2005 Plan. The exercise price of each stock option granted may not be less than 100% of the market value per share on the date of grant. Generally, all stock options will terminate after a five-year period from the date of grant, unless a longer period is permitted by the Committee in the event of the death, disability or retirement of a participant. Vesting of stock options will be based on the required period or periods of continuous service of the participant, and may also be contingent upon the participant’s achievement of certain management objectives. Except as may be approved by the Committee (i) in connection with stock options granted to our directors (solely in their capacity as directors) or (ii) in the case of the death, disability or retirement of a participant, stock options will not be exercisable at a rate that is faster than one-third of the shares of common stock subject to the stock options on each anniversary of the date of grant unless specified measurable performance objectives established by the Committee in connection with the grant are achieved.
      Appreciation Rights: The Committee may also from time to time authorize grants to any participant of appreciation rights upon such terms and conditions as it may determine in accordance with the provisions of the 2005 Plan. Appreciation rights may be granted in tandem with stock options or separate and apart from a grant of stock options. An appreciation right will be a right of the participant to receive from Michaels upon exercise an amount which will be determined by the Committee at the date of grant and will be expressed as a percentage of the spread (not exceeding 100%) at the time of exercise. The “spread” of an appreciation right is the difference between (i) the aggregate fair market value at the time of exercise of the shares of Michaels common stock subject to the appreciation right and (ii) the aggregate price per share of Michaels common stock at which the appreciation right was granted. An appreciation right granted in tandem with a stock option may be exercised only by surrender of the related stock option. The amount payable to a participant receiving a grant of appreciation rights under the 2005 Plan may be paid in cash, in shares of common stock or in a combination thereof, as determined by the Committee. No appreciation right will be exercisable more than ten years from the date of grant.
      Vesting of appreciation rights will be based on the required period or periods of continuous service of the participant and may also be contingent upon the participant’s achievement of certain management objectives. Except as may be approved by the Committee (i) in connection with appreciation rights granted to our directors (solely in their capacity as directors) or (ii) in the case of the death, disability or retirement of a participant, appreciation rights will not be exercisable at a rate that is faster than one-third of the shares of common stock subject to the appreciation rights on each anniversary of the date of grant unless specified measurable performance objectives established by the Committee in connection with the grant are achieved.
      Restricted Shares: Restricted shares are shares of Michaels common stock that are issued to a participant subject to such restrictions on transfer and vesting requirements as may be determined by the Committee in accordance with the 2005 Plan. Each grant or sale of restricted shares will constitute an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling such participant to voting and other ownership rights, but will remain subject to the restrictions established by the Committee in accordance with the terms of the 2005 Plan. Each grant or sale may limit a participant’s dividend rights during the period in which the restricted shares are subject to any such restrictions. The termination of restrictions applicable to restricted shares may also be subject to the participant’s achievement of specified management objectives. Except as may be approved by the Committee (i) in connection with restricted shares granted to our directors (solely in their capacity as directors) or (ii) in the case of the death, disability or retirement of a participant, the restrictions imposed on restricted shares will not terminate at a rate that is faster than one-third of the restricted shares on each anniversary of the date of grant unless specified measurable performance objectives established by the Committee in connection with the grant are achieved.
      Restricted Stock Units: The Committee may also from time to time authorize grants or sales to any participant of restricted stock units upon such terms and conditions as it may determine in accordance with the terms of the 2005 Plan. Each grant or sale will constitute the agreement by Michaels to issue or transfer shares of common stock to the participant in the future in consideration of the performance of services, subject to the fulfillment during the deferral period of such conditions as the Committee may specify. During the applicable deferral period for a given restricted stock unit award, the participant will not have any right to transfer the rights associated with the restricted stock units and will have no ownership or voting rights with respect to the restricted stock units or the underlying shares of Michaels common stock associated with the restricted stock units. Except as may be approved by the Committee (i) in connection with restricted stock units granted to our directors (solely in their capacity as directors) or (ii) in the case of the death, disability or retirement of a participant, the deferral period relating to restricted stock units will not terminate at a rate that is faster than with respect to one-third of the restricted stock units on each anniversary of the date of grant unless specified measurable performance objectives established by the Committee in connection with the grant are achieved.
      Performance Shares and Performance Units: The 2005 Plan authorizes the Committee to grant performance shares and performance units to participants, which will become payable upon achievement of specified management objectives, and such other terms and conditions as the Committee may determine in accordance with the terms of the 2005 Plan. The payment of performance shares or performance units which become payable to a participant may be made in cash, in shares of Michaels common stock or in a combination thereof, as determined by the Committee.
      Senior Executive Plan Bonuses: The Committee may authorize payment of annual incentive compensation to a participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision), which incentive compensation will become payable upon the achievement of specified management objectives by the participant. Senior executive plan bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the provisions of the 2005 Plan. The payment of a senior executive plan bonus which becomes payable to a participant may be made in cash, in shares of Michaels common stock or in a combination thereof, as determined by the Committee.
      Management Objectives: Management objectives may be described in terms of company-wide objectives (i.e., the performance of Michaels and all of its subsidiaries) or in terms of objectives that are related to the performance of the individual participant or of the division, subsidiary, department, region or function within Michaels or a subsidiary of Michaels in which the participant receiving the award is employed or upon which the participant’s efforts have the most influence. The achievement of the management objectives established by the Committee for any performance period will be determined without regard to the effect on such management objectives of any acquisition or disposition by Michaels of a trade or business, or of substantially all of the assets of a trade or business, during the performance period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.
      The management objectives applicable to any award to a participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Committee specifically includes any such extraordinary or nonrecurring item at the time such award is granted):

• profitability measures;	• individual performance;
• revenue, sales and same store sales measures;	• supply chain efficiency;
• business unit performance;	• customer satisfaction;
• leverage measures;	• productivity measures;
• stockholder return;	• cash flow measures;
• expense management;	• return measures; and
• asset and liability measures;	• product development and/or performance.
      If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of Michaels, or the manner in which Michaels conducts its business, or any other event or circumstance, the management objectives are no longer suitable, the Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a performance period as the Committee deems appropriate and equitable.
      Transferability: No award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or, with the consent of the Committee, by gifts to family members of the participant, including to trusts to which family members of the participant own more than 50% of the beneficial interests, to foundations in which family members of the participant control or the participant controls the management of assets, to other entities in which more than 50% of the voting interests are owned by family members of the participant or the participant and to charitable organizations described in Section 170(c) of the Code. No stock option or appreciation right granted to a participant will be exercisable during the participant’s lifetime by any person other than the participant, the participant’s guardian or legal representative or any permitted transferee.
      Withholding Taxes: To the extent that Michaels is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2005 Plan, and the amounts available to Michaels for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Michaels for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, a participant may elect to have any withholding obligation of Michaels satisfied with shares of common stock that would otherwise be transferred to the participant in payment of the participant’s award.
      Amendments: The 2005 Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the stockholders if such amendment would result in the 2005 Plan no longer satisfying any applicable requirements of the New York Stock Exchange, Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Code. Neither the Committee nor the Board will authorize the amendment of any outstanding stock option to reduce the option price without the further approval of the stockholders. Furthermore, no stock option will be cancelled and replaced with stock options having a lower option price without further approval of the stockholders.
      Termination: The 2005 Plan may be terminated at any time by action of the Board. The termination of the 2005 Plan will not affect the terms of any outstanding award.
Material U.S. Federal Income Tax Consequences
      The following discussion of the principal U.S. federal income tax consequences with respect to awards under the 2005 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following discussion is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.
      Non-Qualified Stock Options: In general, no income will be recognized by a participant at the time a non-qualified stock option is granted. At the time of exercise of the stock option, the participant will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. At the time of the sale of the shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if applicable holding period requirements are satisfied.
      Incentive Stock Options: In general, no income will be recognized by a participant upon the grant or exercise of an option intended to be an incentive stock option, as defined under Section 422 of the Code. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of the shares is made by the participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a capital gain and any loss sustained will be a capital loss.
      If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).
      Restricted Shares: A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for the restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
      Appreciation Rights: Generally, the recipient of a stock appreciation right will not recognize income when the right is granted. Upon exercise of an appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income.
      Restricted Stock Units: A participant generally will not recognize income upon the grant of restricted stock units. Any subsequent transfer of shares of common stock in satisfaction of the grant will generally result in the participant recognizing ordinary income at the time of transfer, in an amount equal to the fair market value of the shares at the time of such transfer, reduced by any amount paid by the participant. If the shares transferred constitute substantially non-vested property within the meaning of Section 83 of the Code, the rules described above for restricted shares will generally apply to such shares.
      Performance Shares and Performance Units: No income generally will be recognized upon the grant of performance shares or performance units. The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received in satisfaction of a grant of performance shares or performance units.
      Senior Executive Plan Bonuses: The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received as payment of a bonus.
      Tax Consequences to Michaels: To the extent that a participant recognizes ordinary income in the circumstances described above, Michaels will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
      Section 409A of the Code: To the extent that any award granted under the 2005 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Committee intends to cause the award to comply with the requirements of Section 409A and avoid the imposition of penalty taxes and interest upon the participant receiving the award.
New Plan Benefits
      Awards under the 2005 Plan are discretionary; therefore, Michaels cannot currently determine the number or type of awards that will be granted under the 2005 Plan to participants for the 2005 fiscal year.
Recommendation
      The Board recommends a vote “FOR” approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan.
CERTAIN TRANSACTIONS
      In fiscal 2004, we paid $256,369 in salary to Donald R. Miller, Jr., Vice President — Market Development. Mr. Miller also earned (i) a bonus of $124,759, (ii) $17,238 for the personal use of a company-owned automobile, and (iii) $2,655 for other employee benefits. In addition, Michaels (i) reimbursed Mr. Miller $10,139 for golf/health club membership dues and the related tax gross-up, and (ii) paid life insurance premiums for Mr. Miller in the amount of $599. In fiscal 2004, Michaels granted options to Mr. Miller which, after giving effect to a two-for-one stock split in the form of a stock dividend to stockholders of record as of the close of business on September 27, 2004, are exercisable for 50,000 shares of common stock at an exercise price of $25.59 per share, the fair market value of a share of our common stock on the date of grant. Mr. Miller is the son-in-law of Charles J. Wyly, Jr.
      The compensation paid by Michaels to Sam Wyly, Vice Chairman of the Board, during fiscal 2004 is set forth in the section of this Proxy Statement entitled “Compensation of Directors.” Sam Wyly is the brother of Charles J. Wyly, Jr.
      In fiscal 2004, Michaels paid to C&S Aviation, Ltd., a Texas limited liability company of which Sam Wyly and Charles J. Wyly, Jr. are managing members, approximately $49,000 for the rental of an airplane used for corporate purposes. C&S Aviation, Ltd. is a commercial carrier under regulations established by the Federal Aviation Administration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal 2004, we believe that our officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements, except in the following instances: (i) Ms. Liz Minyard filed a late Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting the sale of shares of common stock by Ms. Minyard’s spouse on February 3, 2004; and (ii) each of Mr. Charles J. Wyly, Jr. and Mr. Sam Wyly has informed Michaels that he will file a late Statement of Changes in Beneficial Ownership of Securities on Form 4 reporting transactions in our common stock and related derivative securities by certain non-U.S. entities of which securities he may be deemed to be the beneficial owner.
OTHER MATTERS
      We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.
FORM 10-K
      Copies of our Annual Report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission are available, without charge, upon written request to Michaels Stores, Inc., 8000 Bent Branch Drive, Irving, Texas 75063, Attention: Investor Relations Department. Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover our expenses in furnishing the exhibits.
STOCKHOLDER PROPOSALS
      To be considered for inclusion in our proxy statement for our 2006 annual meeting of stockholders, proposals of stockholders must be in writing and received by us no later than January 12, 2006. To be presented at the 2006 annual meeting of stockholders without inclusion in our proxy statement for such meeting, proposals of stockholders must be in writing and received by us no later than March 13, 2006 and no earlier than February 10, 2006, in accordance with procedures set forth in our bylaws. Such proposals should be mailed to Michaels Stores, Inc., P.O. Box 619566, DFW, Texas 75261-9566 and directed to the Secretary of Michaels.

By Order of the Board of Directors,

Mark V. Beasley
Secretary
Irving, Texas
May 12, 2005

Annex A
MICHAELS STORES, INC.
2005 INCENTIVE COMPENSATION PLAN

MICHAELS STORES, INC.
2005 INCENTIVE COMPENSATION PLAN

MICHAELS STORES, INC.
2005 INCENTIVE COMPENSATION PLAN
      Michaels Stores, Inc., a Delaware corporation (the “Company”), establishes the Michaels Stores, Inc. 2005 Incentive Compensation Plan (the “Plan”), effective as of June 16, 2005, subject to stockholder approval.
      1.     Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of the Company’s business, in order to serve the best interests of the Company and its stockholders.
      2.     Term. The Plan will expire on the tenth anniversary of the date on which it is approved by the stockholders of the Company. No further Awards will be made under the Plan on or after such tenth anniversary. Awards that are outstanding on the date the Plan terminates will remain in effect according to their terms and the provisions of the Plan.
      3.     Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

(a) Appreciation Right means a right granted pursuant to Section 7.

(b) Award means the award of a Senior Executive Plan Bonus; the grant of Appreciation Rights, Stock Options, Performance Shares, Performance Units or Restricted Stock Units; or the grant or sale of Restricted Shares.

(c) Board means the Board of Directors of the Company.

(d) Change in Control means the occurrence of any of the following events:

(i) the acquisition by any person (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33 1/3% or more of the combined voting power of the then outstanding shares of Voting Stock of the Company; provided, however, that for purposes of this definition, the following acquisitions will not constitute a Change in Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined below), (B) any acquisition by the Company or a Subsidiary of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii) individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) the consummation of a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of the Company, or other similar transaction (each, a

“Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, any Subsidiary, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 33 1/3% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of paragraph (iii) above.

(e) Code means the Internal Revenue Code of 1986, as in effect from time to time.

(f) Committee means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Section 16, the Board.

(g) Common Stock means the common stock, par value $.10 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 13.

(h) Date of Grant means the date specified by the Committee on which an Award will become effective.

(i) Deferral Period means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 9.

(j) Director means a member of the Board.

(k) Evidence of Award means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant.

(l) Exchange Act means the Securities Exchange Act of 1934, as amended.

(m) Grant Price means the price per share of Common Stock at which an Appreciation Right is granted.

(n) Management Objectives means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award. Management Objectives may be described in terms of company-wide objectives (i.e., the performance of the Company and all of its Subsidiaries) or in terms of objectives that are related to the performance of the individual Participant or of the division, Subsidiary, department, region or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence. The achievement of the Management Objectives established by the Committee for any Performance Period will be determined without regard to the effect on such Management Objectives of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in accounting standards by the Financial Accounting Standards Board or any successor entity.

The Management Objectives applicable to any Award to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) will be limited to specified levels of, growth in, or performance relative to peer company performance in, one or more of the following performance measures (excluding the effect of extraordinary or nonrecurring items unless the Committee specifically includes any such extraordinary or nonrecurring item at the time such Award is granted):

(i)	profitability measures;
(ii)	revenue, sales and same store sales measures;
(iii)	business unit performance;
(iv)	leverage measures;
(v)	stockholder return;
(vi)	expense management;
(vii)	asset and liability measures;
(viii)	individual performance;
(ix)	supply chain efficiency;
(x)	customer satisfaction;
(xi)	productivity measures;
(xii)	cash flow measures;
(xiii)	return measures; and
(xiv)	product development and/or performance

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company (other than an acquisition or disposition described in the first paragraph of this Section 3(n)), or the manner in which the Company conducts its business, or any other events or circumstances, the Management Objectives are no longer suitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, with respect to a Performance Period as the Committee deems appropriate and equitable.

(o) Market Value per Share means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the principal national securities exchange or in the principal market on or in which the Common Stock is traded.

(p) Option Price means the purchase price per share payable on exercise of a Stock Option.

(q) Participant means a (i) person who is selected by the Committee to receive an Award under the Plan and who at that time is an executive officer or other key employee of the Company or any Subsidiary or (ii) a Director.

(r) Performance Share means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 10.

(s) Performance Period means, with respect to an Award, a period of time within which the Management Objectives relating to such Award are to be measured. The Performance Period for a Senior Executive Plan Bonus will be the fiscal year of the Company, and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

(t) Performance Unit means a unit equivalent to $1.00 (or such other value as the Committee determines) granted pursuant to Section 10.

(u) Restricted Shares means shares of Common Stock granted or sold pursuant to Section 8 as to which neither the ownership restrictions nor the restrictions on transfer have expired.

(v) Restricted Stock Units means an Award pursuant to Section 9 of the right to receive shares of Common Stock at the end of a specified Deferral Period.

(w) Rule 16b-3 means Rule 16b-3 under Section 16 of the Exchange Act as amended (or any successor rule to the same effect), as in effect from time to time.

(x) Senior Executive Plan Bonus means an Award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 11.

(y) Spread means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the Stock Option granted in tandem with the Appreciation Right or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, in either case multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

(z) Stock Option means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 6.

(aa) Subsidiary means (i) any corporation of which at least 50% of the combined voting power of the then outstanding shares of Voting Stock is owned directly or indirectly by the Company, (ii) any partnership of which at least 50% of the profits interest or capital interest is owned directly or indirectly by the Company and (iii) any other entity of which at least 50% of the total equity interest is owned directly or indirectly by the Company.

(bb) Voting Stock means the securities entitled to vote generally in the election of directors or persons who serve similar functions.
      4.     Shares Available Under Plan. The number of shares of Common Stock that may be (i) subject to an Award of Appreciation Rights or Stock Options (ii) issued or transferred as Restricted Shares and released from all restrictions or in payment of Performance Shares, Performance Units, Restricted Stock Units or Senior Executive Plan Bonuses will not exceed in the aggregate 12 million shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The number of shares of Common Stock available under this Section 4 will be subject to adjustment as provided in Section 13 and will be further adjusted to include shares that relate to Awards that expire or are forfeited. The number of shares of Common Stock available under this Section 4 will not be adjusted to include (i) any shares withheld by, or tendered to, the Company in payment of the Option Price with respect to a Stock Option or in satisfaction of the taxes required to be withheld in connection with any Award granted under the Plan or (ii) any shares subject to an Appreciation Right that are not transferred to a Participant upon exercise of the Appreciation Right.
      5.     Limitations on Awards. Awards under the Plan will be subject to the following limitations:

(a) No more than an aggregate of 3 million shares of Common Stock, subject to adjustment as provided in Section 4, will be issued or transferred upon the exercise of Appreciation Rights or as Performance Shares, Restricted Shares and Restricted Stock Units.

(b) No more than 12 million shares of Common Stock, subject to adjustment as provided in Section 4, may be subject to an Award of Stock Options that are intended to qualify as incentive stock options under Section 422 of the Code.

(c) The maximum number of shares of Common Stock that:

(i) may be subject to Stock Options or Appreciation Rights granted to a Participant during any calendar year will not exceed 300,000 shares plus an additional 700,000 shares with respect to Stock Options or Appreciation Rights granted a Participant who has not previously been employed by the Company or any Subsidiary; and

(ii) may be granted to a Participant during any calendar year as Performance Shares, Restricted Shares or Restricted Stock Units may not exceed 150,000 shares plus an additional 350,000 shares with respect to Performance Shares, Restricted Shares or Restricted Stock Units granted a Participant who has not previously been employed by the Company or any Subsidiary.

The limitations set forth in this Section 5(c) will apply without regard to whether the applicable Award is settled in cash or in shares of Common Stock.

(d) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $4 million.

(e) The payment of a Senior Executive Plan Bonus to any Participant will not exceed $3 million.
      6.     Stock Options. The Committee may from time to time authorize grants of options to any Participant to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with this Section 6. Each Participant who is a key employee of the Company or any Subsidiary will be eligible to receive a grant of Stock Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code. Each grant of Stock Options may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it relates.

(b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Stock Options or other Awards previously granted to such Participant remain unexercised or outstanding.

(f) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Stock Options or installments thereof will become exercisable. Except as may be approved by the Committee (i) in connection with Stock Options granted to Directors solely in their capacity as Directors or (ii) in the case of the death, disability or retirement of a Participant, Stock Options will not be exercisable at a rate that is faster than one-third of the shares of Common Stock subject to the Stock Options on each anniversary of the Date of Grant unless specified Management Objectives are achieved.

(g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Stock Options.

(h) Any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

(i) Stock Options may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

(j) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(k) No Stock Option will be exercisable more than five years from the Date of Grant, unless the Evidence of Award provides for an extended exercise period in the event of death, disability or retirement.

(l) The Committee will have the right to substitute Appreciation Rights for outstanding Options granted to one or more Participants, provided the terms and the economic benefit of the substituted Appreciation Rights are at least equivalent to the terms and economic benefit of such Options, as determined by the Committee in its discretion.

(m) Any grant may provide for the effect on the Stock Options or any shares of Common Stock issued, or other payment made, with respect to the Stock Options of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(n) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
      7.     Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Section 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

(b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

(c) Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread) or (iii) in a combination thereof, as determined by the Committee in its discretion.

(d) Any grant may specify that the amount payable to the Participant on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant.

(e) Successive grants may be made to the same Participant whether or not any Appreciation Rights or other Awards previously granted to such Participant remain unexercised or outstanding.

(f) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary that are necessary before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Rights may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Options are also exercisable. Except as may be approved by the Committee (i) in connection with Appreciation Rights granted to Directors solely in their capacity as Directors or (ii) in the case of the death, disability or retirement of a Participant, Appreciation Rights will not be exercisable at a rate that is faster than one-third of the shares of Common Stock subject to the Appreciation Rights on each anniversary of the Date of Grant unless specified Management Objectives are achieved.

(g) Any grant may specify the Management Objectives that must be achieved as a condition to the exercise of the Appreciation Rights.

(h) Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

(i) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

(j) No Appreciation Right will be exercisable more than ten years from the Date of Grant.

(k) Any grant may provide for the effect on the Appreciation Rights or any shares of Common Stock issued, or other payment made, with respect to the Appreciation Rights of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(l) Each grant will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
      8.     Restricted Shares. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Shares upon such terms and conditions as it may determine in accordance with this Section 8. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions set forth in this Section 8. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.

(b) Each grant or sale may limit the Participant’s dividend rights during the period in which the shares of Restricted Shares are subject to any such restrictions.

(c) Each grant or sale will provide that the Restricted Shares will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including without limitation a restriction that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service under such section. Except as may be approved by the Committee (i) in connection with Restricted Shares granted or sold to Directors solely in their capacity as Directors or (ii) in the case of the death, disability or retirement of a Participant, the restrictions imposed on Restricted Shares will not terminate at a rate that is faster than with respect to one-third of the Restricted Shares on each anniversary of the Date of Grant unless specified Management Objectives are achieved.

(d) Any grant or sale may specify the Management Objectives that, if achieved, will result in the termination or early termination of the restrictions applicable to the shares.

(e) Any grant or sale may provide for the early termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

(f) Each grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include without limitation rights of repurchase or first refusal in favor of the Company or provisions subjecting the Restricted Shares to continuing restrictions in the hands of any transferee).

(g) Any grant or sale may provide for the effect on the Restricted Shares or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Shares of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(h) Each grant or sale will be evidenced by an Evidence of Award, which may contain such terms and provisions, consistent with the Plan, as the Committee may approve, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
      9.     Restricted Stock Units. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock Units upon such terms and conditions as it may determine in accordance with this Section 9. Each grant or sale will constitute the agreement by the Company to issue or transfer shares of Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant, except as may otherwise be required by the Delaware General Corporation Law.

(b) Each grant or sale will provide that the Restricted Stock Units will be subject to a Deferral Period, which will be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other similar transaction or event. Except as the Committee may approve (i) in connection with Restricted Stock Units granted to Directors solely in their capacity as Directors or (ii) in the case of the death, disability or retirement of a Participant, the Deferral Period will not terminate at a rate that is faster than with respect to one-third of the Restricted Stock Units on each anniversary of the Date of Grant unless specified Management Objectives are achieved.

(c) During the Deferral Period, the Participant will not have any right to transfer any rights under the Restricted Stock Units, will not have any rights of ownership in the Restricted Stock Units and will not have any right to vote the Restricted Stock Units, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or Common Stock on a current, deferred or contingent basis.

(d) Any grant or sale may provide for the effect on the Restricted Stock Units or any shares of Common Stock issued free of restrictions, or other payment made, with respect to the Restricted Stock Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(e) Each grant or sale will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.

      10.     Performance Shares and Performance Units. The Committee may also from time to time authorize grants to any Participant of Performance Shares and Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with this Section 10. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Performance Shares or Performance Units to which it relates.

(b) The Performance Period with respect to each Performance Share and Performance Unit will be determined by the Committee at the time of grant.

(c) Each grant will specify the Management Objectives that, if achieved, will result in the payment of the Performance Shares or Performance Units.

(d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Shares or Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Common Stock issued, with respect to the Performance Units may not exceed maximums specified by the Committee on the Date of Grant.

(f) On or after the Date of Grant, the Committee may provide for the payment to the Participant of dividend equivalents on Performance Shares in cash or Common Stock on a current, deferred or contingent basis.

(g) Any grant may provide for the effect on the Performance Shares or Performance Units or any shares of Common Stock issued, or other payment made, with respect to the Performance Shares or Performance Units of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary.

(h) Each grant will be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the payment of the Performance Shares or Performance Units in the event of a Change in Control or other similar transaction or event and provisions relating to the Participant’s termination of employment or other termination of service by reason of retirement, death, disability or otherwise.
      11.     Senior Executive Plan Bonuses. The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision), which incentive compensation will become payable upon achievement of specified Management Objectives. Subject to Section 5(e), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a) No later than 90 days after the first day of the Company’s fiscal year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such year.

(b) Following the close of the Company’s fiscal year, the Committee will certify in writing whether the specified Management Objectives have been achieved. Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose. The Committee will also specify the time and manner of payment of a Senior Executive

Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(c) If a Change in Control occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period. The Senior Executive Plan Bonus will be paid at such time following the Change in Control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event which results in a Change in Control.

(d) Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.

      12.     Transferability. No Award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or, with the consent of the Committee, by gifts to family members of the Participant, including to trusts in which family members of the Participant own more than 50% of the beneficial interests, to foundations in which family members of the Participant or the Participant controls the management of assets, to other entities in which more than 50% of the voting interests are owned by family members of the Participant or the Participant and to charitable organizations described in Section 170(c) of the Code. No Stock Option or Appreciation Right granted to a Participant will be exercisable during the Participant’s lifetime by any person other than the Participant or the Participant’s guardian or legal representative or any permitted transferee.
      13.     Adjustments.

(a) The Committee may make or provide for such adjustments in (i) the maximum number of shares of Common Stock specified in Sections 4 and 5, (ii) the number of shares of Common Stock covered by outstanding Stock Options, Appreciation Rights, Performance Shares and Restricted Stock Units granted under the Plan, (iii) the Option Price or Grant Price applicable to any Stock Options and Appreciation Rights, and (iv) the kind of shares covered by any such Awards (including shares of another issuer), as the Committee in its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (y) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the Evidence of Award under the Plan that the holder of the Award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award.

(b) The Committee may accelerate the payment of, or vesting with respect to, any Award under the Plan upon the occurrence of a transaction or event described in this Section 13; provided, however, that in the case of any Award that constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Committee will not accelerate the payment of the Award unless it determines in good faith that such transaction or event satisfies the requirements of a change in control event under guidance issued by the Secretary of the Treasury under Section 409A.

      14.     Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
      15.     Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant or such other person in payment of the Participant’s Award. However, without the consent of the Committee, shares of Common Stock will not be withheld in excess of the minimum number of shares required to satisfy the Company’s withholding obligation.
      16.     Administration of the Plan.

(a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of two or more Directors appointed by the Board, all of whom are intended (i) to meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange or principal market on or in which the Common Stock is traded and (ii) to qualify as “non-employee directors” as defined in Rule 16b-3 and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time; provided, however, that the failure of a member of the Committee to so qualify will not invalidate any Award granted under the Plan. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

(c) It is the Company’s intention that any Award granted under the Plan that constitutes a deferral of compensation within the meaning of Section 409A of the Code and the guidance issued by the Secretary of the Treasury under Section 409A satisfy the requirements of Section 409A. In granting such an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such Award in a manner that the Committee determines in good faith will cause the Award to comply with Section 409A and thereby avoid the imposition of penalty taxes and interest upon the Participant receiving the Award.

(d) If the administration of the Plan is assumed by the Board pursuant to Section 16(a), the Board will have the same authority, power, duties, responsibilities and discretion given to the Committee under the terms of the Plan.
      17.     Amendments and Other Matters.

(a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the stockholders of the Company if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or the principal national securities exchange on which the Common Stock is traded), Rule 16b-3 or Section 162(m) of the Code.

(b) Neither the Committee nor the Board will authorize the amendment of any outstanding Stock Option to reduce the Option Price without the further approval of the stockholders of the Company. Furthermore, no Stock Option will be cancelled and replaced with Stock Options having a lower Option Price without further approval of the stockholders of the Company. The provisions of this Section 17(b) are intended to prohibit the repricing of “underwater” Stock Options and will not be construed to prohibit the adjustments provided for in Section 13.

(c) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

(d) The Plan does not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(e) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

      18.     Governing Law. The Plan, all Awards and all actions taken under the Plan and the Awards will be governed in all respects in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

Proxy – Michaels Stores, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2005

The undersigned hereby appoints Jeffrey N. Boyer and Mark V. Beasley, each with power to act without the other and with full power of substitution, as proxies to vote, as designated below, all stock of Michaels Stores, Inc. owned by the undersigned at the 2005 Annual Meeting of Stockholders to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, June 16, 2005, at 10:30 a.m. central daylight savings time, or any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES NAMED, FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2005, FOR THE APPROVAL OF THE MICHAELS STORES, INC. 2005 INCENTIVE COMPENSATION PLAN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on reverse side)

Michaels
THE ARTS AND CRAFTS STORE™

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Business Submitted For Vote

1. Election of Directors.

	For	Withhold		For	Withhold
01 - Charles J. Wyly, Jr.	☐	☐	04 - Richard C. Marcus	☐	☐
02 - Sam Wyly	☐	☐	05 - Liz Minyard	☐	☐
03 - Richard E. Hanlon	☐	☐	06 - Cece Smith	☐	☐

	For	Against	Abstain or Withhold
2. Ratification of the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005.	☐	☐	☐
3. Approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan.	☐	☐	☐

4. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon and mail promptly this proxy card in the enclosed envelope. Joint owners should each sign. When signing as attorney, administrator, executor, guardian or trustee, please give your full title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by an authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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Instruction Card — Michaels Stores, Inc.

CONFIDENTIAL VOTING INSTRUCTIONS
TO THE INVESTMENT COMMITTEE (“COMMITTEE”)
UNDER THE MICHAELS STORES, INC. EMPLOYEES 401(K) PLAN (“PLAN”)
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2005

The undersigned hereby instructs the Committee to direct the Trustee of the Plan to vote in person or by proxy all shares of Common Stock of Michaels Stores, Inc. credited to my account which are entitled to vote under the Plan at the 2005 Annual Meeting of Stockholders to be held at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas 75038 on Thursday, June 16, 2005, at 10:30 a.m. central daylight savings time, or any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS INSTRUCTION CARD WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES NAMED, FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2005, FOR THE APPROVAL OF THE MICHAELS STORES, INC. 2005 INCENTIVE COMPENSATION PLAN AND IN THE DISCRETION OF THE COMMITTEE ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on reverse side)

Michaels
THE ARTS AND CRAFTS STORE

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Instruction Card

A Business Submitted For Vote

1. Election of Directors.

	For	Withhold		For	Withhold
01 - Charles J. Wyly, Jr.	☐	☐	04 - Richard C. Marcus	☐	☐
02 - Sam Wyly	☐	☐	05 - Liz Minyard	☐	☐
03 - Richard E. Hanlon	☐	☐	06 - Cece Smith	☐	☐

	For	Against	Abstain or Withhold
2. Ratification of the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005.	☐	☐	☐
3. Approval of the Michaels Stores, Inc. 2005 Incentive Compensation Plan.	☐	☐	☐

4. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon and mail promptly this instruction card in the enclosed envelope.

Signature 1 - Please keep signature within the box

Date (mm/dd/yyyy)

1UPX HHH PPPP 0054342

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